Exhibit 1.1

[●] Units1

Ener-core, Inc.

PURCHASE AGREEMENT

[●], 2015

Northland Securities, Inc.

LAKE STREET CAPITAL MARKETS, LLC

As Representatives of the several Underwriters

Named in Schedule I hereto

c/o Northland Securities, Inc.

45 South Seventh Street, Suite 2000

Minneapolis, Minnesota 55402

Ladies and Gentlemen:

Ener-Core, Inc., a Delaware corporation (the “Company”), proposes to sell to the several Underwriters named in Schedule I hereto (the “Underwriters”) an aggregate of [●] units (the “Firm Units”), with each Firm Unit consisting of (i) one (1) authorized but unissued share (each, a “Firm Share”) of Common Stock, par value $0.0001 per share (the “Common Stock”), of the Company, and (ii) one (1) warrant of the Company, in the form set forth in Exhibit A hereto, to purchase [●] of a share of Common Stock at an exercise price of $[●] per share (each, a “Firm Warrant”). The Company also has granted to the several Underwriters an option to purchase up to [●] additional units (the “Option Units” and together with the Firm Units, the “Units”), with each Option Unit consisting of (i) one (1) authorized but unissued share of Common Stock (each, an “Option Share” and together with the Firm Shares, the “Shares”), and (ii) one (1) warrant of the Company, in the form set forth in Exhibit A hereto, to purchase [●] of a share of Common Stock at an exercise price of $[●] per share (each, an “Option Warrant” and together with the Firm Warrants, the “Warrants”) on the terms and for the purposes set forth in Section 3 hereof. The Units, the Shares, the Warrants and the shares of Common Stock issuable upon exercise of the Warrants purchased pursuant to this Purchase Agreement (the “Agreement”) are herein collectively called the “Securities.” The Underwriters may elect to purchase Option Units, the Option Shares and/or the Option Warrants in any combination to be determined by the Underwriters, such Securities not to exceed, in the aggregate, 15% of each of the Firm Shares and the Firm Warrants, whether issued as part of the Units or separately. The Shares and the Warrants will be immediately separable and transferable upon issuance of the Units.

The Company hereby confirms its agreement with respect to the sale of the Securities to the several Underwriters, for whom Northland Securities, Inc. and Lake Street Capital Markets, LLC are acting as representatives (the “Representatives” or “you”).

[1]	Plus an option to purchase additional securities to cover over-allotments as set forth herein.

1.             Registration Statement and Prospectus. A registration statement on Form S-1 (File No. 333-205916) with respect to the Securities, including a preliminary form of prospectus, has been prepared by the Company in conformity with the requirements of the Securities Act of 1933, as amended (the “Act”), and the rules and regulations (“Rules and Regulations”) of the Securities and Exchange Commission (the “Commission”) thereunder and has been filed with the Commission. Such registration statement, including the amendments, exhibits and schedules thereto, as of the time it became effective, including the Rule 430A Information (as defined below), is referred to herein as the “Registration Statement”. The Company will prepare and file a prospectus pursuant to Rule 424(b) of the Rules and Regulations that discloses the information previously omitted from the prospectus in the Registration Statement in reliance upon Rule 430A of the Rules and Regulations, which information will be deemed retroactively to be a part of the Registration Statement in accordance with Rule 430A of the Rules and Regulations (“Rule 430A Information”). If the Company has elected to rely upon Rule 462(b) of the Rules and Regulations to increase the size of the offering registered under the Act, the Company will prepare and file with the Commission a registration statement with respect to such increase pursuant to Rule 462(b) of the Rules and Regulations (such registration statement, including the contents of the Registration Statement incorporated by reference therein is the “Rule 462(b) Registration Statement”). References herein to the “Registration Statement” will be deemed to include the Rule 462(b) Registration Statement at and after the time of filing of the Rule 462(b) Registration Statement. “Preliminary Prospectus” means any prospectus included in the Registration Statement prior to the effective time of the Registration Statement, any prospectus filed with the Commission pursuant to Rule 424(a) under the Rules and Regulations and each prospectus that omits Rule 430A Information used after the effective time of the Registration Statement. “Prospectus” means the prospectus that discloses the public offering price and other final terms of the Securities and the offering and otherwise satisfies Section 10(a) of the Act. All references in this Agreement to the Registration Statement, any Preliminary Prospectus, the Prospectus or any amendment or supplement to any of the foregoing, is deemed to include the copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval System or any successor system thereto (“EDGAR”).

All references herein to the Registration Statement, any Preliminary Prospectus or a Prospectus shall be deemed as of any time to include the documents and information incorporated therein by reference in accordance with the Rules and Regulations.

2.	Representations and Warranties of the Company.

(a)           Representations and Warranties of the Company. The Company represents and warrants to, and agrees with, the several Underwriters as follows:

(i)           Registration Statement and Prospectuses. The Registration Statement and any post-effective amendment thereto has become effective under the Act. No stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto has been issued, and no proceeding for that purpose has been initiated or, to the Company’s knowledge, threatened by the Commission. No order preventing or suspending the use of any Preliminary Prospectus or the Prospectus (or any supplement thereto) has been issued by the Commission and no proceeding for that purpose has been initiated or, to the Company’s knowledge, threatened by the Commission. As of the time the Registration Statement (or any post-effective amendment thereto) became or becomes effective, such Registration Statement (or any post-effective amendment thereto) conformed or will conform in all material respects to the requirements of the Act and the Rules and Regulations. Upon the filing or first use within the meaning of the Rules and Regulations, each Preliminary Prospectus and the Prospectus (or any supplement to either) conformed or will conform in all material respects to the requirements of the Act and the Rules and Regulations.

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(ii)           Accurate Disclosure. Neither the Registration Statement nor any amendment thereto, at the effective time of each part thereof, at the First Closing Date (as defined below) or at the Second Closing Date (as defined below), contained, contains or will contain an untrue statement of a material fact or omitted, omits or will omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. As of the Time of Sale (as defined below), neither (A) the Time of Sale Disclosure Package (as defined below) nor (B) any issuer free writing prospectus (as defined below), when considered together with the Time of Sale Disclosure Package, included an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Neither the Prospectus nor any supplement thereto, as of its issue date, at the time of any filing with the Commission pursuant to Rule 424(b) of the Rules and Regulations, at the First Closing Date or at the Second Closing, included, includes or will include an untrue statement of a material fact or omitted, omits or will omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The representations and warranties in this Section 2(a)(ii) shall not apply to statements in or omissions from the Registration Statement (or any amendment thereto), the Time of Sale Disclosure Package or the Prospectus (or any supplement thereto) made in reliance upon, and in conformity with, written information furnished to the Company by you, or by any Underwriter through you, specifically for use in the preparation of such document, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 6(e).

“Time of Sale Disclosure Package” means the Preliminary Prospectus dated [●], 2015 and the information on Schedule III, all considered together.

Each reference to a “free writing prospectus” herein means a free writing prospectus as defined in Rule 405 of the Rules and Regulations.

“Time of Sale” means [●] [a/p]m (Eastern time) on the date of this Agreement.

(iii)           No Other Offering Materials. The Company has not distributed and will not distribute any prospectus or other offering material in connection with the offering and sale of the Securities other than any Preliminary Prospectus, the Time of Sale Disclosure Package or the Prospectus or other materials permitted by the Act to be distributed by the Company; provided, further, that the Company has not made and will not make any offer relating to the Securities that would constitute a free writing prospectus.

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(iv)           Financial Statements. The financial statements of the Company, together with the related notes, set forth in the Registration Statement, the Time of Sale Disclosure Package and Prospectus comply in all material respects with the requirements of the Act and the Rules and Regulations and fairly present the financial condition of the Company and its consolidated subsidiaries as of the dates indicated and the results of operations, cash flows and changes in stockholders’ equity for the periods therein specified. The financial statements of the Company, together with the related notes, set forth in the Registration Statement, the Time of Sale Disclosure Package and Prospectus have been prepared in accordance with generally accepted accounting principles in the United States consistently applied throughout the periods involved, except in the case of unaudited interim financial statements, which are subject to normal year-end adjustments and do not contain certain footnotes as permitted by the applicable rules of the Commission. The supporting schedules of the Company included in the Registration Statement present fairly the information required to be stated therein. All non-GAAP financial information included in the Registration Statement, the Time of Sale Disclosure Package and the Prospectus complies with the requirements of Item 10 of Regulation S-K under the Act. Except as disclosed in the Time of Sale Disclosure Package and the Prospectus, there are no material off-balance sheet arrangements (as defined in Regulation S-K under the Act, Item 303(a)(4)(ii)) or anyknown trends or any known demands, commitments, events or uncertainties that are required to be disclosed by Items 303(a)(1), (2) and (3) of Regulation S-K. No other financial statements or schedules are required to be included in the Registration Statement, the Time of Sale Disclosure Package or the Prospectus. SingerLewak LLP and Kelly & Company, which have expressed their opinion with respect to the financial statements of the Company and related schedules filed as a part of the Registration Statement and included in the Registration Statement, the Time of Sale Disclosure Package and the Prospectus, are (x) independent registered public accounting firms within the meaning of the Act and the Rules and Regulations, and (y) not in violation of the auditor independence requirements of the Sarbanes-Oxley Act.

(v)           Organization and Good Standing. Each of the Company and its subsidiaries has been duly organized and is validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation. Each of the Company and its subsidiaries has full corporate power and authority to own its properties and conduct its business as currently being carried on and as described in the Registration Statement, the Time of Sale Disclosure Package and Prospectus, and is duly qualified to do business as a foreign corporation in good standing in each jurisdiction in which the ownership or lease of real property or the conduct of its business requires such qualification and in which the failure to so qualify would have a material adverse effect upon the business, prospects, management, properties, operations, condition (financial or otherwise) or results of operations of the Company and its subsidiaries, taken as a whole (“Material Adverse Effect”).

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(vi)           Absence of Certain Events. Except as contemplated in the Time of Sale Disclosure Package and in the Prospectus, subsequent to the date of the most recent financial statements of the Company included in the Time of Sale Disclosure Package, neither the Company nor any of its subsidiaries has incurred any material liabilities or obligations, direct or contingent, or entered into any material transactions, or declared or paid any dividends or made any distribution of any kind with respect to its capital stock; and there has not been any change in the capital stock (other than a change in the number of outstanding shares of Common Stock due to the issuance of shares upon the exercise of outstanding options or warrants or conversion of convertible securities), or any material change in the short-term or long-term debt (other than as a result of the conversion of convertible securities), or any issuance of options, warrants, convertible securities or other rights to purchase the capital stock, of the Company or any of its subsidiaries, or any material adverse change in the business, prospects, management, properties, operations, condition (financial or otherwise) or results of operations of the Company and its subsidiaries, taken as a whole (“Material Adverse Change”) or any development which could reasonably be expected to result in any Material Adverse Change.

(vii)           Absence of Proceedings. Except as set forth in the Time of Sale Disclosure Package and in the Prospectus, there is not pending or, to the knowledge of the Company, threatened or contemplated, any action, suit or proceeding (a) to which the Company or any of its subsidiaries is a party or (b) which has as the subject thereof any officer or director of the Company or any subsidiary, any employee benefit plan sponsored by the Company or any subsidiary or any property or assets owned or leased by the Company or any subsidiary before or by any court or Governmental Authority (as defined below), or any arbitrator, which, individually or in the aggregate, could reasonably be expected to result in any Material Adverse Change, or would materially and adversely affect the ability of the Company to perform its obligations under this Agreement or which are otherwise material in the context of the sale of the Securities. There are no current or, to the knowledge of the Company, pending, legal, governmental or regulatory actions, suits or proceedings (x) to which the Company or any of its subsidiaries is subject or (y) which has as the subject thereof any officer or director of the Company or any subsidiary, any employee plan sponsored by the Company or any subsidiary or any property or assets owned or leased by the Company or any subsidiary, that are required to be described in the Registration Statement, Time of Sale Disclosure Package and Prospectus by the Act or by the Rules and Regulations and that have not been so described.

(viii)           Authorization; No Conflicts; Authority. This Agreement has been duly authorized, executed and delivered by the Company, and constitutes a valid, legal and binding obligation of the Company, enforceable in accordance with its terms, except as rights to indemnity hereunder may be limited by federal or state securities laws and except as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting the rights of creditors generally and subject to general principles of equity. The execution, delivery and performance of this Agreement and the consummation of the transactions herein contemplated will not (A) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries pursuant to any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject, (B) result in any violation of the provisions of the Company’s charter or by-laws or (C) result in the violation of any law or statute or any judgment, order, rule, regulation or decree of any court or arbitrator or federal, state, local or foreign governmental agency or regulatory authority having jurisdiction over the Company or any of its subsidiaries or any of their properties or assets (each, a “Governmental Authority”), except in the case of clauses (A) and (C) as could not, individually or in the aggregate, reasonably be likely to result in a Material Adverse Effect. No consent, approval, authorization or order of, or registration or filing with any Governmental Authority is required for the execution, delivery and performance of this Agreement or for the consummation of the transactions contemplated hereby, including the issuance or sale of the Securities by the Company, except such as may be required under the Act, the rules of the Financial Industry Regulatory Authority (“FINRA”) or state securities or blue sky laws; and the Company has full corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby, including the authorization, issuance and sale of the Securities as contemplated by this Agreement.

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(ix)           Capitalization; the Securities; Registration Rights. All of the issued and outstanding shares of capital stock of the Company, including the outstanding shares of Common Stock, are duly authorized and validly issued, fully paid and nonassessable, have been issued in compliance with all federal and state and foreign securities laws, and were not issued in violation of or subject to any preemptive rights or other similar rights to subscribe for or purchase securities that have not been waived in writing (a copy of which has been delivered to counsel to the Representatives), and the holders thereof are not subject to personal liability by reason of being such holders; the Securities (including the Units, Shares and Warrants) which may be sold hereunder by the Company have been duly authorized and, the Shares, when issued, delivered and paid for in accordance with the terms of this Agreement, will have been validly issued and will be fully paid and nonassessable, and the holders thereof will not be subject to personal liability by reason of being such holders; and the capital stock of the Company, including the Common Stock, conforms to the description thereof in the Registration Statement, in the Time of Sale Disclosure Package and in the Prospectus. Except as otherwise stated in the Registration Statement, in the Time of Sale Disclosure Package and in the Prospectus, (A) there are no preemptive rights or other rights to subscribe for or to purchase, or any restriction upon the voting or transfer of, any shares of Common Stock pursuant to the Company’s charter, by-laws or any agreement or other instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound, (B) neither the filing of the Registration Statement nor the offering or sale of the Securities as contemplated by this Agreement gives rise to any rights for or relating to the registration of any shares of Common Stock or other securities of the Company (collectively “Registration Rights”) and (C) any person to whom the Company has granted Registration Rights has agreed not to exercise such rights until after expiration of the Lock-Up Period (as defined below). All of the issued and outstanding shares of capital stock of each of the Company’s subsidiaries have been duly and validly authorized and issued and are fully paid and nonassessable, and, except as otherwise described in the Registration Statement, in the Time of Sale Disclosure Package and in the Prospectus, the Company owns of record and beneficially, free and clear of any security interests, claims, liens, proxies, equities or other encumbrances, all of the issued and outstanding shares of such stock. The Company has an authorized and outstanding capitalization as set forth in the Registration Statement, in the Time of Sale Disclosure Package and in the Prospectus under the caption “Description of Capital Stock.” The Securities (including the Units, Shares and Warrants) conform in all material respects to the descriptions thereof contained in the Registration Statement, the Time of Sale Disclosure Package and the Prospectus.

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(x)           Stock Options. Except as described in the Registration Statement, in the Time of Sale Disclosure Package and in the Prospectus, there are no options, warrants, agreements, contracts or other rights in existence to purchase or acquire from the Company or any subsidiary of the Company any shares of the capital stock of the Company or any subsidiary of the Company. The description of the Company’s stock option, stock bonus and other stock plans or arrangements (the “Company Stock Plans”), and the options (the “Options”) or other rights granted thereunder, set forth in the Time of Sale Disclosure Package and the Prospectus accurately and fairly presents in all material respects the information required to be shown with respect to such plans, arrangements, options and rights. Each grant of an Option (A) was duly authorized no later than the date on which the grant of such Option was by its terms to be effective by all necessary corporate action, including, as applicable, approval by the board of directors of the Company (or a duly constituted and authorized committee thereof) and any required stockholder approval by the necessary number of votes or written consents, and the award agreement governing such grant (if any) was duly executed and delivered by each party thereto and (B) was made in accordance with the terms of the applicable Company Stock Plan, and all applicable laws and regulatory rules or requirements, including all applicable federal securities laws.

(xi)           Compliance with Laws. Except as could not, individually or in the aggregate, reasonably be likely to have a Material Adverse Effect, the Company and each of its subsidiaries holds, and is operating in compliance with all franchises, grants, authorizations, licenses, permits, easements, consents, certificates and orders of any Governmental Authority or self-regulatory body required for the conduct of its business and all such franchises, grants, authorizations, licenses, permits, easements, consents, certifications and orders are valid and in full force and effect; and except as could, individually or in the aggregate, reasonably be likely to have a Material Adverse Effect, neither the Company nor any of its subsidiaries has received notice of any revocation or modification of any such franchise, grant, authorization, license, permit, easement, consent, certification or order or has reason to believe that any such franchise, grant, authorization, license, permit, easement, consent, certification or order will not be renewed in the ordinary course; and except as could not, individually or in the aggregate, reasonably be likely to have a Material Adverse Effect, the Company and each of its subsidiaries is in compliance with all applicable federal, state, local and foreign laws, regulations, orders and decrees.

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(xii)           Ownership of Assets. The Company and its subsidiaries have good and marketable title to all property (whether real or personal) described in the Registration Statement, in the Time of Sale Disclosure Package and in the Prospectus as being owned by them, in each case free and clear of all liens, claims, security interests, other encumbrances or defects except such as are described in the Registration Statement, in the Time of Sale Disclosure Package and in the Prospectus. The property held under lease by the Company and its subsidiaries is held by them under valid, subsisting and enforceable leases with only such exceptions with respect to any particular lease as do not interfere in any material respect with the conduct of the business of the Company or its subsidiaries.

(xiii)           Intellectual Property. The Company and each of its subsidiaries owns, possesses, or to the knowledge of the Company can acquire on reasonable terms, all material Intellectual Property necessary for the conduct of the Company’s and it subsidiaries’ business as now conducted or as described in the Registration Statement, the Time of Sale Disclosure Package and the Prospectus to be conducted. Furthermore, (A) to the knowledge of the Company, there is no infringement, misappropriation or violation by third parties of any such Intellectual Property owned or licensed by the Company; (B) there is no pending or, to the knowledge of the Company, threatened, action, suit, proceeding or claim by others challenging the Company’s or any of its subsidiaries’ rights in or to any such Intellectual Property owned or licensed by the Company, and to the knowledge of the Company, there are no facts that would form a reasonable basis for any such claim; (C) the Intellectual Property owned by the Company and its subsidiaries, and to the knowledge of the Company, the Intellectual Property licensed to the Company and its subsidiaries, has not been adjudged invalid or unenforceable, in whole or in part, and there is no pending or, to the knowledge of the Company, threatened action, suit, proceeding or claim by others challenging the validity or scope of any such Intellectual Property, and to the knowledge of the Company, there are no material facts that would form a reasonable basis for any such claim; (D) there is no pending or, to the knowledge of the Company, threatened action, suit, proceeding or claim by others that the Company or any of its subsidiaries infringes, misappropriates or otherwise violates any Intellectual Property or other proprietary rights of others, neither the Company or any of its subsidiaries has received any written notice of such claim and to the knowledge of the Company, there are no material facts that would form a reasonable basis for any such claim; and (E) to the Company’s knowledge, no employee of the Company or any of its subsidiaries is in or has ever been in violation of any term of any employment contract, patent disclosure agreement, invention assignment agreement, non-competition agreement, non-solicitation agreement, nondisclosure agreement or any restrictive covenant to or with a former employer where the basis of such violation relates to such employee’s employment with the Company or any of its subsidiaries or actions undertaken by the employee while employed with the Company or any of its subsidiaries, except as such violation would not result in a Material Adverse Effect. “Intellectual Property” shall mean all patents, patent applications, trade and service marks, trade and service mark registrations, trade names, copyrights, licenses, inventions, trade secrets, domain names, technology, know-how and other intellectual property.

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(xiv)           No Violations or Defaults. Neither the Company nor any of its subsidiaries is in violation of its respective charter, by-laws or other organizational documents. Neither the Company nor any of its subsidiaries is in breach of or otherwise in default, and no event has occurred which, with notice or lapse of time or both, would constitute such a default in the performance of any material obligation, agreement or condition contained in any bond, debenture, note, indenture, loan agreement or any other material contract, lease or other instrument to which it is subject or by which any of them may be bound, or to which any of the material property or assets of the Company or any of its subsidiaries is subject, except for such breach or default as is not, individually or in the aggregate, reasonably likely to have a Material Adverse Effect.

(xv)           Taxes. The Company and its subsidiaries have filed all federal, state, local and foreign income and franchise tax returns required to be filed except where the failure to file could not, individually or in the aggregate, reasonably be likely to have a Material Adverse Effect, and are not in default in the payment of any taxes which were payable pursuant to said returns or any assessments with respect thereto, other than any which the Company or any of its subsidiaries is contesting in good faith. There is no pending dispute with any taxing authority relating to any of such returns, and the Company has no knowledge of any proposed liability for any tax to be imposed upon the properties or assets of the Company or any of its subsidiaries for which there is not an adequate reserve reflected in the Company’s financial statements included in the Registration Statement, the Time of Sale Disclosure Package and the Prospectus.

(xvi)           Exchange Listing and Exchange Act Registration. The Common Stock is registered pursuant to Section 12(g) of the Exchange Act and is quoted on the OTCQB Venture Marketplace (the “OTCQB”) and the Company has taken no action designed to, or likely to have the effect of, terminating the registration of the Common Stock under the Exchange Act nor has the Company received any notification that the Commission is contemplating terminating such registration. The Company has complied in all material respects with the applicable requirements of the OTCQB for maintenance and inclusion of the Common Stock on the OTCQB automated quotation system. Except as previously disclosed to counsel for the Underwriters or as set forth in the Time of Sale Disclosure Package and the Prospectus, there are no affiliations with members of FINRA among the Company’s officers or directors or, to the knowledge of the Company, any five percent or greater stockholders of the Company or any beneficial owner of the Company’s unregistered equity securities that were acquired during the 180-day period immediately preceding the initial filing date of the Registration Statement. The Company’s board of directors has, subject to the exceptions, cure periods and the phase-in periods specified in the applicable stock exchange rules (“Exchange Rules”), validly appointed an audit committee to oversee internal accounting controls whose composition satisfies the applicable requirements of the Exchange Rules and the Company’s board of directors and/or the audit committee has adopted a charter that satisfies the requirements of the Exchange Rules. The Securities shall have been approved for listing on the NYSE MKT, subject to official notice of issuance.

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(xvii)           Ownership of Other Entities. Other than the subsidiaries of the Company listed in Exhibit 21.1 to the Registration Statement or as otherwise disclosed in the Registration Statement, Time of Sale Disclosure Package and Prospectus, the Company, directly or indirectly, owns no capital stock or other equity or ownership or proprietary interest in any corporation, partnership, association, trust or other entity.

(xviii)           Internal Controls. The Company and its subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management’s general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles in the United States and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Except as disclosed in the Registration Statement, in the Time of Sale Disclosure Package and in the Prospectus, the Company’s internal control over financial reporting is effective and none of the Company, its board of directors and audit committee is aware of any “significant deficiencies” or “material weaknesses” (each as defined by the Public Company Accounting Oversight Board) in its internal control over financial reporting, or any fraud, whether or not material, that involves management or other employees of the Company or its subsidiaries who have a significant role in the Company’s internal controls; and since the end of the latest audited fiscal year, there has been no change in the Company’s internal control over financial reporting (whether or not remediated) that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting. The Company’s board of directors has, subject to the exceptions, cure periods and the phase-in periods specified in the applicable stock exchange rules (“Exchange Rules”), validly appointed an audit committee to oversee internal accounting controls whose composition satisfies the applicable requirements of the Exchange Rules and the Company’s board of directors and/or the audit committee has adopted a charter that satisfies the requirements of the Exchange Rules.

(xix)           No Brokers or Finders. Except as disclosed on Schedule 2(a)(xix), and other than as contemplated by this Agreement, the Company has not incurred and will not incur any liability for any finder’s or broker’s fee or agent’s commission in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby.

(xx)           Insurance. The Company and each of its subsidiaries carries, or is covered by, insurance from reputable insurers in such amounts and covering such risks as is adequate for the conduct of its business and the value of its properties and the properties of its subsidiaries and as is customary for companies engaged in similar businesses in similar industries; all policies of insurance and any fidelity or surety bonds insuring the Company or any of its subsidiaries or its business, assets, employees, officers and directors are in full force and effect; the Company and its subsidiaries are in compliance with the terms of such policies and instruments in all material respects; there are no claims by the Company or any of its subsidiaries under any such policy or instrument as to which any insurance company is denying liability or defending under a reservation of rights clause; neither the Company nor any of its subsidiaries has been refused any insurance coverage sought or applied for; and neither the Company nor any of its subsidiaries has reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not, individually or in the aggregate, have a Material Adverse Effect.

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(xxi)           Investment Company Act. The Company is not and, after giving effect to the offering and sale of the Securities, will not be an “investment company,” as such term is defined in the Investment Company Act of 1940, as amended.

(xxii)          Sarbanes-Oxley Act. The Company is in compliance with all applicable provisions of the Sarbanes-Oxley Act and the rules and regulations of the Commission thereunder.

(xxiii)         Disclosure Controls. The Company has established and maintains disclosure controls and procedures (as defined in Rules 13a-14 and 15d-14 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) and, except as disclosed in the Registration Statement, in the Time of Sale Disclosure Package and in the Prospectus, such controls and procedures are effective in ensuring that material information relating to the Company, including its subsidiaries, is made known to the principal executive officer and the principal financial officer.

(xxiv)         Anti-Bribery and Anti-Money Laundering Laws. Each of the Company, its subsidiaries, its affiliates and, to the Company’s knowledge, any of their respective officers, directors, supervisors, managers, agents, or employees, has not violated, its participation in the offering will not violate, and the Company and each of its subsidiaries has instituted and maintains policies and procedures designed to ensure continued compliance with, each of the following laws: (A) anti-bribery laws, including but not limited to, any applicable law, rule, or regulation of any locality, including but not limited to any law, rule, or regulation promulgated to implement the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions, signed December 17, 1997, including the U.S. Foreign Corrupt Practices Act of 1977, as amended, the U.K. Bribery Act 2010, or any other law, rule or regulation of similar purposes and scope or (B) anti-money laundering laws, including but not limited to, applicable federal, state, international, foreign or other laws, regulations or government guidance regarding anti-money laundering, including, without limitation, Title 18 US. Code section 1956 and 1957, the Patriot Act, the Bank Secrecy Act, and international anti-money laundering principles or procedures by an intergovernmental group or organization, such as the Financial Action Task Force on Money Laundering, of which the United States is a member and with which designation the United States representative to the group or organization continues to concur, all as amended, and any Executive order, directive, or regulation pursuant to the authority of any of the foregoing, or any orders or licenses issued thereunder. The Company has instituted, maintains and enforces policies and procedures designed to ensure compliance with anti-bribery laws.

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(xxv)           OFAC.

(A)          Neither the Company nor any of its subsidiaries, nor any or their directors, officers or employees, nor, to the Company’s knowledge, any agent, affiliate or representative of the Company or its subsidiaries, is an individual or entity that is, or is owned or controlled by an individual or entity that is:

(1)           the subject of any sanctions administered or enforced by the U.S. Department of Treasury’s Office of Foreign Assets Control, the United Nations Security Council, the European Union, Her Majesty’s Treasury, or other relevant sanctions authority (collectively, “Sanctions”), nor

(2)           located, organized or resident in a country or territory that is the subject of Sanctions (including, without limitation, Burma/Myanmar, Cuba, Iran, Libya, North Korea, Sudan and Syria).

(B)           Neither the Company nor any of its subsidiaries will, directly or indirectly, use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other individual or entity:

(1)           to fund or facilitate any activities or business of or with any individual or entity or in any country or territory that, at the time of such funding or facilitation, is the subject of Sanctions; or

(2)           in any other manner that will result in a violation of Sanctions by any individual or entity (including any individual or entity participating in the offering, whether as underwriter, advisor, investor or otherwise).

(C)           For the past five years, neither the Company nor any of its subsidiaries has knowingly engaged in, and is not now knowingly engaged in, any dealings or transactions with any individual or entity, or in any country or territory, that at the time of the dealing or transaction is or was the subject of Sanctions.

(xxvi)          Compliance with Environmental Laws. Except as disclosed in the Time of Disclosure Package and the Prospectus, neither the Company nor any of its subsidiaries is in violation of any statute, any rule, regulation, decision or order of any Governmental Authority or any court, domestic or foreign, relating to the use, disposal or release of hazardous or toxic substances or relating to the protection or restoration of the environment or human exposure to hazardous or toxic substances (collectively, “Environmental Laws”), owns or operates any real property contaminated with any substance that is subject to any Environmental Laws, is liable for any off-site disposal or contamination pursuant to any Environmental Laws, or is subject to any claim relating to any Environmental Laws, which violation, contamination, liability or claim would individually or in the aggregate, have a Material Adverse Effect; and the Company is not aware of any pending investigation which would reasonably be expected to lead to such a claim. Except as disclosed in the Time of Disclosure Package and the Prospectus, neither the Company nor any of its subsidiaries anticipates incurring any material capital expenditures relating to compliance with Environmental Laws.

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(xxvii)       Compliance with Occupational Laws. The Company and each of its subsidiaries (A) is in compliance with any and all applicable foreign, federal, state and local laws, rules, regulations, treaties, statutes and codes promulgated by any and all Governmental Authorities (including pursuant to the Occupational Health and Safety Act) relating to the protection of human health and safety in the workplace (“Occupational Laws”); (B) has received all permits, licenses or other approvals required of it under applicable Occupational Laws to conduct its business as currently conducted; and (C) is in compliance with all terms and conditions of such permit, license or approval, except in the case of clauses (A), (B) and (C) as are not, individually or in the aggregate, reasonably be likely to result in a Material Adverse Effect. No action, proceeding, revocation proceeding, writ, injunction or claim is pending or, to the Company’s knowledge, threatened against the Company or any of its subsidiaries relating to Occupational Laws, and the Company does not have knowledge of any facts, circumstances or developments relating to its operations or cost accounting practices that could reasonably be expected to form the basis for or give rise to such actions, suits, investigations or proceedings.

(xxviii)       ERISA and Employee Benefits Matters. (A) To the knowledge of the Company, no “prohibited transaction” as defined under Section 406 of ERISA or Section 4975 of the Code and not exempt under ERISA Section 408 or the regulations or published interpretations thereunder has occurred with respect to any Employee Benefit Plan. Neither the Company nor any ERISA Affiliate maintains, sponsors, participates in, contributes to or has any liability or obligation in respect of any Employee Benefit Plan subject to Part 3 of Subtitle B of Title I of ERISA, Title IV of ERISA, or Section 412 of the Code or any “multiemployer plan” as defined in Section 3(37) of ERISA or any multiple employer plan for which the Company or any ERISA Affiliate has or could incur liability under Section 4063 or 4064 of ERISA. No Employee Benefit Plan provides or promises, or at any time provided or promised, retiree health, retiree life insurance, or other retiree welfare benefits except as may be required by the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended, or similar state law. Each Employee Benefit Plan is and has been operated in material compliance with its terms and all applicable laws, including but not limited to ERISA and the Code and, to the knowledge of the Company, no event has occurred (including a “reportable event” as such term is defined in Section 4043 of ERISA) and no condition exists that would subject the Company or any ERISA Affiliate to any material tax, fine, lien, penalty or liability imposed by ERISA, the Code or other applicable law. Each Employee Benefit Plan intended to be qualified under Code Section 401(a) has a favorable determination or opinion letter from the IRS upon which it can rely, and any such determination or opinion letter remains in effect and has not been revoked; to the knowledge of the Company, nothing has occurred since the date of any such determination or opinion letter that is reasonably likely to adversely affect such qualification; (B) neither the Company nor any of its subsidiaries has any Foreign Benefit Plans; and (C) the Company does not have any obligations under any collective bargaining agreement with any union and, to the knowledge of the Company, no organization efforts are underway with respect to Company employees. As used in this Agreement, “Code” means the Internal Revenue Code of 1986, as amended; “Employee Benefit Plan” means any “employee benefit plan” within the meaning of Section 3(3) of ERISA, including, without limitation, all stock purchase, stock option, stock-based severance, employment, change-in-control, medical, disability, fringe benefit, bonus, incentive, deferred compensation, employee loan and all other employee benefit plans, agreements, programs, policies or other arrangements, whether or not subject to ERISA, under which (x) any current or former employee, director or independent contractor of the Company or its subsidiaries has any present or future right to benefits and which are contributed to, sponsored by or maintained by the Company or any of its respective subsidiaries and (y) the Company or any of its subsidiaries has any present or future obligation or liability; “ERISA” means the Employee Retirement Income Security Act of 1974, as amended; “ERISA Affiliate” means any member of the company’s controlled group as defined in Code Section 414(b), (c), (m) or (o); and “Foreign Benefit Plan” means any Employee Benefit Plan established, maintained or contributed to outside of, and subject to applicable laws other than those of, the United States of America or any state thereof, or which covers any employee working or residing outside of the United States who is subject to applicable laws other than those of the United States or any state thereof with respect to such Employee Benefit Plan.

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(xxix)          Business Arrangements. Except as disclosed in the Registration Statement, the Time of Sale Disclosure Package and the Prospectus, neither the Company nor any of its subsidiaries has granted any material rights to develop, manufacture, produce, assemble, distribute, license, market or sell its products to any other person and is not bound by any material agreement that affects the exclusive right of the Company or such subsidiary to develop, manufacture, produce, assemble, distribute, license, market or sell its products.

(xxx)           Labor Matters. To the Company’s knowledge, no labor problem or dispute with the employees of the Company or any of its subsidiaries exists or is threatened or imminent, and the Company is not aware of any existing or imminent labor disturbance by the employees of any of its or its subsidiaries’ principal suppliers, contractors or customers, that would, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

(xxxi)          Restrictions on Subsidiary Payments to the Company. No subsidiary of the Company is currently prohibited, directly or indirectly, from paying any dividends to the Company, from making any other distribution on such subsidiary’s capital stock, from repaying to the Company any loans or advances to such subsidiary from the Company or from transferring any of such subsidiary’s property or assets to the Company or any other subsidiary of the Company, except as described in or contemplated by the Time of Sale Disclosure Package and the Prospectus.

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(xxxii)         Disclosure of Legal Matters. There are no statutes, regulations, legal or governmental proceedings or contracts or other documents required to be described in the Time of Sale Disclosure Package or in the Prospectus or included as exhibits to the Registration Statement that are not described or included as required.

(xxxiii)        Statistical Information. Any third-party statistical and market-related data included in the Registration Statement, the Time of Sale Disclosure Package and the Prospectus are based on or derived from sources that the Company believes to be reliable and accurate in all material respects.

(xxxiv)        Forward-looking Statements. No forward-looking statement (within the meaning of Section 27A of the Act and Section 21E of the Exchange Act) contained in the Registration Statement, the Time of Sale Disclosure Package or the Prospectus has been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith.

(xxxv)         Public Filings. The Company’s Annual Report on Form 10-K for the year ended December 31, 2014 and each of the documents filed by the Company pursuant to the Exchange Act subsequent thereto when they were filed with the Commission conformed in all material respects to the requirements of the Exchange Act were filed on a timely basis with the Commission and none of such documents contained an untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(xxxvi)        Related Party Transactions. To the Company’s knowledge, no transaction has occurred between or among the Company, on the one hand, and any of the Company’s officers, directors or five percent or greater stockholders or any affiliate or affiliates of any such officer, director or five percent or greater stockholders that is required to be described that is not so described in the Registration Statement, the Time of Sale Disclosure Package and the Prospectus. The Company has not, directly or indirectly, extended or maintained credit, or arranged for the extension of credit, or renewed an extension of credit, in the form of a personal loan to or for any of its directors or executive officers in violation of applicable laws, including Section 402 of the Sarbanes-Oxley Act.

(b)           Effect of Certificates. Any certificate signed by any officer of the Company and delivered to you or to counsel for the Representatives shall be deemed a representation and warranty by the Company to the Underwriters as to the matters covered thereby.

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3.	Purchase, Sale and Delivery of Securities.

(a)            Firm Units. On the basis of the representations, warranties and agreements herein contained, but subject to the terms and conditions herein set forth, the Company agrees to issue and sell the Firm Units to the several Underwriters, and each Underwriter agrees, severally and not jointly, to purchase from the Company the number of Firm Units set forth opposite the name of such Underwriter in Schedule I hereto. The purchase price for each Firm Unit shall be $[l] per Unit (the “Per Unit Price”). The Shares and Warrants included in the Firm Units shall be immediately separable as of the First Closing Date. In making this Agreement, each Underwriter is contracting severally and not jointly; except as provided in paragraph (d) of this Section 3, the agreement of each Underwriter is to purchase only the respective number of Firm Units specified in Schedule I.

(b)            Option Securities. On the basis of the representations, warranties and agreements herein contained, but subject to the terms and conditions herein set forth, the Company hereby grants to the several Underwriters an option to purchase all or any portion of the Option Units, the Option Shares and/or the Option Warrants (either separately or together, subject to the limitations set forth in the first paragraph of this Agreement), and the right to purchase all or any portion of the Option Units at the Per Unit Price, the Option Shares at a price of $[l] per Share, and/or the Option Warrants at a price of $[l] per Warrant (either separately or together), for use solely in covering any over-allotments made by the Underwriters in the sale and distribution of the Firm Units. The option granted hereunder may be exercised in whole or in part at any time (but not more than once) within 30 days after the effective date of this Agreement upon notice (confirmed in writing) by the Representatives to the Company setting forth the aggregate number of Option Units, Option Shares and/or Option Warrants as to which the several Underwriters are exercising the option and the date and time, as determined by you, when the Option Units, the Option Shares and/or Option Units are to be delivered, but in no event earlier than the First Closing Date (as defined below) nor earlier than the second business day or later than the tenth business day after the date on which the option shall have been exercised. The Option Units, Option Shares and/or Option Warrants to be purchased by each Underwriter shall be in the same proportion as the number of Firm Units to be purchased by such Underwriter is of the total number of Firm Units to be purchased by the several Underwriters, as adjusted by the Representatives in such manner as the Representatives deem advisable to avoid fractional Shares and Warrants. No Option Units, Option Shares or Option Warrants shall be sold and delivered unless the Firm Units previously have been, or simultaneously are, sold and delivered.

(c)            Payment and Delivery.

(i)               The Securities to be purchased by each Underwriter hereunder, in book-entry form in such authorized denominations and registered in such names as you may request upon at least forty-eight hours’ prior notice to the Company, shall be delivered by or on behalf of the Company to you, through the facilities of the Depository Trust Company (“DTC”), for the account of such Underwriter, with any transfer taxes payable in connection with the transfer of the Securities to the Underwriters duly paid, against payment by or on behalf of such Underwriter of the purchase price therefor by wire transfer of Federal (same-day) funds to the account specified by the Company to you at least forty-eight hours in advance. The time and date of such delivery and payment shall be, with respect to the Firm Units, 9:30 a.m., New York City time, on [l] or such other time and date as you and the Company may agree upon in writing, and, with respect to the Option Units, Option Shares and/or Option Warrants, 9:30 a.m., New York City time, on the date specified by you in each written notice given by you of the election to purchase such Option Units, Option Shares and/or Option Warrants, or such other time and date as you and the Company may agree upon in writing. Such time and date for delivery of the Firm Units is herein called the “First Closing Date”, each such time and date for delivery of the Option Units, Option Shares and/or Option Warrants, if not the First Closing Date, is herein called a “Second Closing Date”, and each such time and date for delivery is herein called a “Closing”.

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(ii)            The documents to be delivered at each Closing by or on behalf of the parties hereto pursuant to Section 5 hereof, including the cross receipt for the Securities and any additional documents requested by the Underwriters pursuant to Section 5(j) hereof, will be delivered at the offices of the Company, and the Securities will be delivered to you, through the facilities of the DTC, for the account of such Underwriter, all at such Closing.

(d)           Purchase by Representatives on Behalf of Underwriters. It is understood that you, individually and not as Representatives of the several Underwriters, may (but shall not be obligated to) make payment to the Company, on behalf of any Underwriter for the Securities to be purchased by such Underwriter. Any such payment by you shall not relieve any such Underwriter of any of its obligations hereunder. Nothing herein contained shall constitute any of the Underwriters an unincorporated association or partner with the Company.

4.	Covenants. The Company covenants and agrees with the several Underwriters as follows:

(a)           Required Filings. The Company will prepare and file a Prospectus with the Commission containing the Rule 430A Information omitted from the Preliminary Prospectus within the time period required by, and otherwise in accordance with the provisions of, Rules 424(b) and 430A of the Rules and Regulations. If the Company has elected to rely upon Rule 462(b) of the Rules and Regulations to increase the size of the offering registered under the Act and the Rule 462(b) Registration Statement has not yet been filed and become effective, the Company will prepare and file the Rule 462 Registration Statement with the Commission within the time period required by, and otherwise in accordance with the provisions of, Rule 462(b) of the Rules and Regulations and the Act. The Company will prepare and file with the Commission, promptly upon your request, any amendments or supplements to the Registration Statement or Prospectus that, in your opinion, may be necessary or advisable in connection with the distribution of the Securities by the Underwriters; and the Company will furnish you and counsel for the Representatives a copy of any proposed amendment or supplement to the Registration Statement or Prospectus and will not file any amendment or supplement to the Registration Statement or Prospectus to which you shall reasonably object by notice to the Company after having been furnished a copy a reasonable time prior to the filing.

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(b)           Notification of Certain Commission Actions. The Company will advise you, promptly after it shall receive notice or obtain knowledge thereof, of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement, or any post-effective amendment thereto or preventing or suspending the use of any Preliminary Prospectus, the Time of Sale Disclosure Package, the Prospectus or any issuer free writing prospectus, of the suspension of the qualification of the Securities for offering or sale in any jurisdiction, or of the initiation or threatening of any proceeding for any such purpose; and the Company will promptly use commercially reasonable efforts to prevent the issuance of any stop order or to obtain its withdrawal if such a stop order should be issued.

(c)            Continued Compliance with Securities Laws. Within the time during which a prospectus (assuming the absence of Rule 172) relating to the Securities is required to be delivered under the Act by any Underwriter or any dealer, the Company will comply with all requirements imposed upon it by the Act, as now and hereafter amended, and by the Rules and Regulations, as from time to time in force, so far as necessary to permit the continuance of sales of or dealings in the Securities as contemplated by the provisions hereof, the Time of Sale Disclosure Package and the Prospectus; provided further that the Company use its commercially reasonable efforts to keep the Registration Statement continuously effective under the Securities Act as required by the warrant agreement governing the Warrants. If during such period any event occurs as a result of which the Registration Statement or the Prospectus (or if the Prospectus is not yet available to prospective purchasers, the Time of Sale Disclosure Package) would include an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances then existing, not misleading, or if during such period it is necessary to amend the Registration Statement or supplement the Prospectus (or if the Prospectus is not yet available to prospective investors, the Time of Sale Disclosure Package) to comply with the Act, the Company promptly will (x) notify you of such untrue statement or omission, (y) amend the Registration Statement or supplement the Prospectus (or, if the Prospectus is not yet available to prospective purchasers, the Time of Sale Disclosure Package) (at the expense of the Company) so as to correct such statement or omission or effect such compliance and (z) notify you when any amendment to the Registration Statement is filed or becomes effective or when any supplement to the Prospectus (or, if the Prospectus is not yet available to prospective purchasers, the Time of Sale Disclosure Package) is filed.

(d)           Blue Sky Qualifications. The Company shall take or cause to be taken all necessary action to qualify the Securities for sale under the securities laws of such domestic United States or foreign jurisdictions as you reasonably designate and to continue such qualifications in effect so long as required for the distribution of the Securities, except that the Company shall not be required in connection therewith to qualify as a foreign corporation or to execute a general consent to service of process in any state.

(e)           Provision of Documents. The Company will furnish, at its own expense, to the Underwriters and counsel for the Representatives copies of the Registration Statement (three of which will be signed and will include all consents and exhibits filed therewith), and to the Underwriters and any dealer each Preliminary Prospectus, the Time of Sale Disclosure Package, the Prospectus, and all amendments and supplements to such documents, in each case as soon as available and in such quantities as you may from time to time reasonably request.

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(f)            Rule 158. The Company will make generally available to its security holders as soon as practicable, but in no event later than 15 months after the end of the Company’s current fiscal quarter, an earnings statement (which need not be audited) covering a 12-month period beginning after the effective date of the Registration Statement (which, for purposes of this paragraph, will be deemed to be the effective date of the Rule 462(b) Registration Statement, if applicable) that shall satisfy the provisions of Section 11(a) of the Act and Rule 158 of the Rules and Regulations.

(g)            Payment and Reimbursement of Expenses. The Company, whether or not the transactions contemplated hereunder are consummated or this Agreement is terminated, will pay or cause to be paid (A) all expenses (including transfer taxes allocated to the respective transferees) incurred in connection with the delivery to the Underwriters of the Securities, (B) all expenses and fees (including, without limitation, fees and expenses of the Company’s accountants and counsel) in connection with the preparation, printing, filing, delivery, and shipping of the Registration Statement (including the financial statements therein and all amendments, schedules, and exhibits thereto), the Securities, each Preliminary Prospectus, the Time of Sale Disclosure Package, the Prospectus, and any amendment thereof or supplement thereto, and the printing, delivery, and shipping of this Agreement and other underwriting documents, including Blue Sky Memoranda (covering the states and other applicable jurisdictions), (C) all filing fees and fees incurred in connection with the qualification of the Securities for offering and sale by the Underwriters or by dealers under the securities or blue sky laws of the states and other jurisdictions which you shall designate, (D) the fees and expenses of any transfer agent or registrar, (E) the reasonable out-of-pocket accountable fees and disbursements incurred by the Underwriters in connection with the offer, sale or marketing of the Securities and performance of the Underwriters’ obligations hereunder, including all reasonable out-of-pocket accountable fees and disbursements of Underwriters’ counsel, and for the avoidance of doubt, excluding any general overhead, salaries, supplies, or similar expenses of the Underwriters incurred in the normal conduct of business, (F) listing fees, if any, (G) all fees, expenses and disbursements relating to background checks of the Company’s officers and directors (H) the cost and expenses of the Company relating to investor presentations or any “road show” undertaken in connection with marketing of the Securities, including, without limitation, expenses associated with the preparation or dissemination of any electronic road show, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations with the prior approval of the Company, travel and lodging expenses of the representatives and officers of the Company and any such consultants, and the cost of any aircraft chartered in connection with the road show, and (I) all other costs and expenses of the Company incident to the performance of its obligations hereunder that are not otherwise specifically provided for herein. The expenses to be paid by the Company and reimbursed to the Underwriters under Subsection 4(g) shall not exceed $150,000. If this Agreement is terminated by you pursuant to Section 8 hereof or if the sale of the Securities provided for herein is not consummated by reason of any failure, refusal or inability on the part of the Company to perform any agreement on its part to be performed, or because any other condition of the Underwriters’ obligations hereunder required to be fulfilled by the Company is not fulfilled, the Company will reimburse the several Underwriters for all reasonable out-of-pocket accountable disbursements (including but not limited to fees and disbursements of counsel, printing expenses, travel expenses, postage, facsimile and telephone charges) incurred by the Underwriters in connection with their investigation, preparing to market and marketing the Securities or in contemplation of performing their obligations hereunder.

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(h)           Use of Proceeds. The Company will apply the net proceeds from the sale of the Securities to be sold by it hereunder for the purposes set forth in the Time of Sale Disclosure Package and in the Prospectus and will file such reports with the Commission with respect to the sale of the Securities and the application of the proceeds therefrom as may be required in accordance with Rule 463 of the Rules and Regulations.

(i)            Company Lock Up. The Company will not, without the prior written consent of Representatives, from the date of execution of this Agreement and continuing to and including the date 90 days after the date of the Prospectus (the “Lock-Up Period”), (A) offer, pledge, announce the intention to sell, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock or (B) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the Common Stock, whether any such transaction described in clause (A) or (B) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise, except to the Underwriters pursuant to this Agreement and (x) grants of options, shares of Common Stock and other awards to purchase or receive shares of Common Stock under the Company Stock Plans that are in effect as of or prior to the date hereof, (y) issuances of shares of Common Stock upon the exercise of options or other awards granted under such Company Stock Plans or the Company’s preferred stock outstanding as of the date hereof pursuant to the terms thereof as of such date or (z) in connection with any acquisition, collaboration, licensing or other strategic transaction or any debt financing transaction; provided, that in the case of this clause (z), such issuances shall not exceed, in the aggregate 2.0% of the total shares of Common Stock outstanding immediately after the issuance and sale of the Shares. The Company agrees not to accelerate the vesting of any option or warrant or the lapse of any repurchase right prior to the expiration of the Lock-Up Period.

(j)            Stockholder Lock-Ups. The Company has caused to be delivered to you prior to the date of this Agreement a letter, in the form of Exhibit B hereto (the “Lock-Up Agreement”), from each individual or entity listed on Schedule II. The Company will issue stop-transfer instructions to its transfer agent and registrar for the Common Stock with respect to any transaction or contemplated transaction that would constitute a breach of or default under the applicable Lock-Up Agreement and will not release the stop transfer instructions without the written approval of the Underwriters.

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(k)            No Market Stabilization or Manipulation. The Company has not taken and will not take, directly or indirectly, any action designed to or which might reasonably be expected to cause or result in, or which has constituted, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities, and has not effected any sales of Common Stock which are required to be disclosed in response to Item 701 of Regulation S-K under the Act which have not been so disclosed in the Registration Statement.

(l)            Free Writing Prospectuses. The Company represents and agrees that, unless it obtains the prior written consent of the Representatives, and each Underwriter represents and agrees that, unless it obtains the prior written consent of the Company and the Representatives, it has not made and will not make any offer relating to the Securities that would constitute an issuer free writing prospectus or that would otherwise constitute a free writing prospectus.

5.             Conditions of Underwriters’ Obligations. The obligations of the several Underwriters hereunder are subject to the accuracy, as of the date hereof and at each of the First Closing Date and the Second Closing Date (as if made at such Closing Date), of and compliance with all representations, warranties and agreements of the Company contained herein, to the performance by the Company of its obligations hereunder and to the following additional conditions:

(a)            Required Filings; Absence of Certain Commission Actions. The Registration Statement shall have become effective not later than 5:30 p.m., Eastern time, on the date of this Agreement, or such later time and date as you, as Representatives of the several Underwriters, shall approve and all filings required by Rules 424, 430A and 433 of the Rules and Regulations shall have been timely made (without reliance on Rule 424(b)(8) or Rule 164(b)); no stop order suspending the effectiveness of the Registration Statement or any part thereof or any amendment thereof, nor suspending or preventing the use of the Time of Sale Disclosure Package, the Prospectus shall have been issued; no proceedings for the issuance of such an order shall have been initiated or threatened; and any request of the Commission for additional information (to be included in the Registration Statement, the Time of Sale Disclosure Package, the Prospectus or otherwise) shall have been complied with to your satisfaction.

(b)           Continued Compliance with Securities Laws. No Underwriter shall have advised the Company that (i) the Registration Statement or any amendment thereof or supplement thereto contains an untrue statement of a material fact which, in your opinion, is material or omits to state a material fact which, in your opinion, is required to be stated therein or necessary to make the statements therein not misleading, or (ii) the Time of Sale Disclosure Package or the Prospectus, or any amendment thereof or supplement thereto, contains an untrue statement of fact which, in your opinion, is material, or omits to state a fact which, in your opinion, is material and is required to be stated therein, or necessary to make the statements therein, in light of the circumstances under which they are made, not misleading.

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(c)           Absence of Certain Events. Except as contemplated in the Time of Sale Disclosure Package and in the Prospectus, subsequent to the date of the most recent financial statements of the Company included in the Time of Sale Disclosure Package and the Prospectus, neither the Company nor any of its subsidiaries shall have declared or paid any dividends or made any distribution of any kind with respect to its capital stock or any Material Adverse Change or any development which could reasonably be expected to result in any Material Adverse Change (whether or not arising in the ordinary course of business), that, in your judgment, makes it impractical or inadvisable to offer or deliver the Securities on the terms and in the manner contemplated in the Time of Sale Disclosure Package and in the Prospectus.

(d)           Opinion of Company Counsel. On each Closing Date, there shall have been furnished to you, as Representatives of the several Underwriters, the opinion and negative assurance letter of K&L Gates LLP, counsel for the Company, in the form agreed by K&L Gates LLP.

(e)           Opinion of Underwriters’ Counsel. On each Closing Date, there shall have been furnished to you, as Representatives of the several Underwriters, such opinion or opinions from Faegre Baker Daniels LLP, counsel for the Representatives, dated such Closing Date and addressed to you, with respect to the formation of the Company, the validity of the Securities, the Registration Statement, the Time of Sale Disclosure Package or the Prospectus and other related matters as you reasonably may request, and such counsel shall have received such papers and information as they request to enable them to pass upon such matters.

(f)           Opinion of Company Intellectual Property Counsel. On each Closing Date, there shall have been furnished to you, as Representatives of the Several Underwriters, the opinion of McDermott Will & Emery LLP, special intellectual property counsel for the Company, in the form agreed by McDermott Will & Emery LLP.

(g)           Comfort Letters. On the date hereof, on the effective date of any post-effective amendment to the Registration Statement filed after the date hereof and on each Closing Date, you, as Representatives of the several Underwriters, shall have received a letter containing statements and information of the type ordinarily included in accountants’ “comfort letters” from SingerLewak LLP and Kelly & Company, each dated such date and addressed to you, in form and substance satisfactory to you.

(h)           Officers’ Certificate. On each Closing Date, there shall have been furnished to you, as Representatives of the several Underwriters, a certificate, dated such Closing Date and addressed to you, signed by the chief executive officer and by the chief financial officer of the Company, to the effect that:

(i)              The representations and warranties of the Company in this Agreement are true and correct as if made at and as of such Closing Date, and the Company has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to such Closing Date; and

(ii)              No stop order or other order suspending the effectiveness of the Registration Statement or any part thereof or any amendment thereof or the qualification of the Securities for offering or sale, nor suspending or preventing the use of the Time of Sale Disclosure Package, the Prospectus or any issuer free writing prospectus, has been issued, and no proceeding for that purpose has been instituted or, to the best of their knowledge, is contemplated by the Commission or any state or regulatory body.

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(i)           Lock-Up Agreement. The Representatives shall have received all of the Lock-Up Agreements referenced in Section 4 and the Lock-Up Agreements shall remain in full force and effect.

(j)           Other Documents. The Company shall have furnished to you and counsel for the Representatives such additional documents, certificates and evidence as you or they may have reasonably requested.

(k)           FINRA No Objections. FINRA shall have raised no objection to the fairness and reasonableness of the underwriting terms and arrangements.

(l)           Exchange Listing. The Securities to be delivered on such Closing Date will have been approved for listing on the NYSE MKT.

All such opinions, certificates, letters and other documents will be in compliance with the provisions hereof only if they are satisfactory in form and substance to you and counsel for the Representatives. The Company will furnish you with such conformed copies of such opinions, certificates, letters and other documents as you shall reasonably request.

6.	Indemnification and Contribution.

(a)            Indemnification by the Company. The Company agrees to indemnify and hold harmless each Underwriter, its affiliates, directors and officers and each person, if any, who controls such Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, from and against any losses, claims, damages or liabilities, joint or several, to which such Underwriter may become subject, under the Act or otherwise (including in settlement of any litigation if such settlement is effected with the written consent of the Company), insofar as such losses, claims, damages or liabilities (or actions in respect thereof) (i) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, including the 430A Information and any other information deemed to be a part of the Registration Statement at the time of effectiveness and at any subsequent time pursuant to the Rules and Regulations, if applicable, the Time of Sale Disclosure Package, the Prospectus, or any amendment or supplement thereto, any issuer free writing prospectus, any issuer information that the Company has filed or is required to file pursuant to Rule 433(d) of the Rules and Regulations, or any road show as defined in Rule 433(h) under the Act (a “road show”), or (ii) arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each Underwriter for any legal or other expenses reasonably incurred by it in connection with investigating or defending against such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage, liability or action arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with written information furnished to the Company by you, or by any Underwriter through you, specifically for use in the preparation thereof; it being understood and agreed that the only information furnished by an Underwriter consists of the information described as such in Section 6(e).

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(b)            Indemnification by the Underwriters. Each Underwriter will, severally and not jointly, indemnify and hold harmless the Company, its affiliates, directors and officers and each person, if any, who controls the Company within the meaning of Section 15 of the Act and Section 20 of the Exchange Act, from and against any losses, claims, damages or liabilities to which the Company may become subject, under the Act or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of such Underwriter), insofar as such losses, claims, damages or liabilities (or actions in respect thereof) (i) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, the Time of Sale Disclosure Package, the Prospectus, or any amendment or supplement thereto, any issuer free writing prospectus, any issuer information that the Company has filed or is required to file pursuant to Rule 433(d) of the Rules and Regulations, or any road show, or (ii) arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in conformity with written information furnished to the Company by you, or by such Underwriter through you, specifically for use in the preparation thereof (it being understood and agreed that the only information furnished by an Underwriter consists of the information described as such in Section 6(e)), and will reimburse the Company for any legal or other expenses reasonably incurred by the Company in connection with investigating or defending against any such loss, claim, damage, liability or action as such expenses are incurred.

(c)            Notice and Procedures. Promptly after receipt by an indemnified party under subsection (a) or (b) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party shall not relieve the indemnifying party from any liability that it may have to any indemnified party except to the extent such indemnifying party has been materially prejudiced by such failure (through the forfeiture of substantive rights or defenses). In case any such action shall be brought against any indemnified party, and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate in, and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of the indemnifying party’s election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such subsection for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation; provided, however, that if, in your sole judgment, it is advisable for the Underwriters to be represented as a group by separate counsel, you shall have the right to employ a single counsel (in addition to local counsel) to represent all Underwriters who may be subject to liability arising from any claim in respect of which indemnity may be sought by the Underwriters under subsection (a) above, in which event the reasonable fees and expenses of such separate counsel shall be borne by the indemnifying party or parties and reimbursed to the Underwriters as incurred. An indemnifying party shall not be obligated under any settlement agreement relating to any action under this Section 6 to which it has not agreed in writing. In addition, no indemnifying party shall, without the prior written consent of the indemnified party (which consent shall not be unreasonably withheld or delayed) effect any settlement of any pending or threatened proceeding unless such settlement includes an unconditional release of such indemnified party for all liability on claims that are the subject matter of such proceeding and does not include a statement as to, or an admission of, fault, culpability or a failure to act by or on behalf of an indemnified party. Notwithstanding the foregoing, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel pursuant to this Section 6(c), such indemnifying party agrees that it shall be liable for any settlement effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.

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(d)            Contribution; Limitations on Liability; Non-Exclusive Remedy. If the indemnification provided for in this Section 6 is unavailable or insufficient to hold harmless an indemnified party under subsection (a) or (b) above, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities referred to in subsection (a) or (b), (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other from the offering of the Securities or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and the Underwriters on the other in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover page of the Prospectus. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Underwriters and the parties’ relevant intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The Company and the Underwriters agree that it would not be just and equitable if contributions pursuant to this subsection (d) were to be determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in the first sentence of this subsection (d). The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending against any action or claim which is the subject of this subsection (d). Notwithstanding the provisions of this subsection (d), no Underwriter shall be required to contribute any amount in excess of the amount by which the total underwriting discounts and commissions received by such Underwriter with respect to the Securities exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations in this subsection (d) to contribute are several in proportion to their respective underwriting obligations and not joint. The remedies provided for in this Section 6 are not exclusive and shall not limit any rights or remedies that might otherwise be available to any indemnified party at law or in equity.

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(e)            Information Provided by the Underwriters. The Underwriters severally confirm and the Company acknowledges that the statements with respect to the public offering of the Securities by the Underwriters set forth in the [second] paragraph under the caption “Underwriting” and the estimate of the Underwriters’ reasonable out-of-pocket accountable fees and disbursements in connection with the offering of the Securities in the Time of Sale Disclosure Package and in the Prospectus are correct and constitute the only information concerning the Underwriters furnished in writing to the Company by or on behalf of the Underwriters specifically for inclusion in the Registration Statement, any Preliminary Prospectus, the Time of Sale Disclosure Package, the Prospectus or any issuer free writing prospectus.

7.             Representations and Agreements to Survive Delivery. All representations, warranties, and agreements of the Company herein or in certificates delivered pursuant hereto, and the agreements of the several Underwriters and the Company contained in Section 6 hereof, shall remain operative and in full force and effect regardless of any investigation made by or on behalf of any Underwriter or any controlling person thereof, or the Company or any of its officers, directors, or controlling persons, and shall survive delivery of, and payment for, the Securities to and by the Underwriters hereunder and any termination of this Agreement.

8.	Termination.

(a)            Right to Terminate. You shall have the right to terminate this Agreement by giving notice as hereinafter specified at any time at or prior to the First Closing Date, and the option referred to in Section 3(b), if exercised, may be cancelled at any time prior to the Second Closing Date, if (i) any condition of the Underwriters’ obligations hereunder is not capable of being fulfilled at or prior to such Closing Date, (ii) trading on The Nasdaq Stock Market or New York Stock Exchange shall have been wholly suspended, (iii) minimum or maximum price for trading shall have been fixed, or maximum ranges for prices for securities shall have been required, on The Nasdaq Stock Market or New York Stock Exchange, by such Exchange or by order of the Commission or any other Governmental Authority, (iv) a banking moratorium shall have been declared by federal, New York, California or Minnesota state authorities, or (v) there shall have occurred any outbreak or escalation of hostilities or any change in financial markets or any calamity or crisis that, in your judgment, is material and adverse and makes it impractical or inadvisable to proceed with the completion of the sale of and payment for the Securities in the manner contemplated in the Time of Sale Disclosure Package or the Prospectus. Any such termination shall be without liability of any party to any other party except that the provisions of Section 4(g) and Section 6 hereof shall at all times be effective.

(b)            Notice of Termination. If you elect to terminate this Agreement as provided in this Section, the Company shall be notified promptly by you by telephone, confirmed by letter.

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9.	Default by the Company.

(a)            Default by the Company. If the Company shall fail at the First Closing Date to sell and deliver the Securities which it is obligated to sell hereunder, then this Agreement shall terminate without any liability on the part of any Underwriter.

(b)            No Relief from Liability. No action taken pursuant to this Section shall relieve the Company from liability, if any, in respect of any default hereunder.

10.            Notices. Except as otherwise provided herein, all communications hereunder shall be in writing and, if to the Underwriters, shall be mailed via overnight delivery service or hand delivered via courier, to the Representatives c/o Northland Securities, Inc. 45 South Seventh Street, Suite 2000, Minneapolis, Minnesota 55402, to the attention of Investment Banking; and (ii) if to the Company, shall be mailed or delivered to it at 9400 Toledo Way, Irvine, California 92618, Attention: [●]. Any party to this Agreement may change such address for notices by sending to the parties to this Agreement written notice of a new address for such purpose.

11.           Persons Entitled to Benefit of Agreement. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and assigns and the controlling persons, officers and directors referred to in Section 6. Nothing in this Agreement is intended or shall be construed to give to any other person, firm or corporation any legal or equitable remedy or claim under or in respect of this Agreement or any provision herein contained. The term “successors and assigns” as herein used shall not include any purchaser, as such purchaser, of any of the Securities from any of the several Underwriters.

12.            Absence of Fiduciary Relationship. The Company acknowledges and agrees that: (a) the Representatives have been retained solely to act as underwriters in connection with the sale of the Securities and that no fiduciary, advisory or agency relationship between the Company and the Representatives has been created in respect of any of the transactions contemplated by this Agreement, irrespective of whether the Representatives have advised or is advising the Company on other matters; (b) the price and other terms of the Securities set forth in this Agreement were established by the Company following discussions and arms-length negotiations with the Representatives and the Company is capable of evaluating and understanding and understands and accepts the terms, risks and conditions of the transactions contemplated by this Agreement; (c) it has been advised that the Representatives and their affiliates are engaged in a broad range of transactions which may involve interests that differ from those of the Company and that the Representatives have no obligation to disclose such interest and transactions to the Company by virtue of any fiduciary, advisory or agency relationship; (d) it has been advised that the you are acting, in respect of the transactions contemplated by this Agreement, solely for the benefit of the Underwriters, and not on behalf of the Company; (e) it waives to the fullest extent permitted by law, any claims it may have against the Underwriters for breach of fiduciary duty or alleged breach of fiduciary duty in respect of any of the transactions contemplated by this Agreement and agrees that the Underwriters shall have no liability (whether direct or indirect) to the Company in respect of such a fiduciary duty claim on behalf of or in right of the Company, including stockholders, employees or creditors of the Company.

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13.            Governing Law; Waiver of Jury Trial. This Agreement shall be governed by and construed in accordance with the laws of the State of New York. The Company (on its behalf and, to the extent permitted by applicable law, on behalf of its stockholders and affiliates) and each of the Underwriters hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

14.            Counterparts. This Agreement may be executed in one or more counterparts and, if executed in more than one counterpart, the executed counterparts shall each be deemed to be an original and all such counterparts shall together constitute one and the same instrument.

15.            General Provisions. This Agreement constitutes the entire agreement of the parties to this Agreement and supersedes all prior written or oral and all contemporaneous oral agreements, understandings and negotiations with respect to the subject matter hereof, including that certain engagement letter dated June 10, 2015, by and between the Company and the Representatives, except for the provisions contained in Sections 11 (Announcement of Offering), 16 (Research Matters), 17 (Other Investment Banking Services), 18 (Severability) and 19 (Future Services) that remain in full force and effect. This Agreement may not be amended or modified unless in writing by all of the parties hereto, and no condition herein (express or implied) may be waived unless waived in writing by each party whom the condition is meant to benefit. The Section headings herein are for the convenience of the parties only and shall not affect the construction or interpretation of this Agreement. The invalidity or unenforceability of any Section, paragraph or provision of this Agreement shall not affect the validity or enforceability of any other Section, paragraph or provision hereof. If any Section, paragraph or provision of this Agreement is for any reason determined to be invalid or unenforceable, there shall be deemed to be made such minor changes (and only such minor changes) as are necessary to make it valid and enforceable.

[Signature Page Follows]

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Please sign and return to the Company the enclosed duplicates of this letter whereupon this letter will become a binding agreement between the Company and the several Underwriters in accordance with its terms.

Very truly yours,

Ener-Core, Inc.

By:
Name:
Title:

Confirmed as of the date first

above mentioned, on behalf of

the Representatives and the other several

Underwriters named in Schedule I hereto.

Northland Securities, Inc.

By:
Name:
Title:

Lake Street Capital Markets, LLC

By:
Name:
Title:

[Signature Page to Purchase Agreement]

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SCHEDULE I

Underwriter	Number of Firm Units (1)
Northland Securities, Inc.	[●]
Lake Street Capital Markets, LLC	[●]
[●]	[●]

Total	[●]

(1)	The Underwriters may purchase additional Option Units, Option Shares and/or Option Warrants to the extent the option described in Section 3(b) of the Agreement is exercised, in the proportions and in the manner described in the Agreement.

SCHEDULE II

List of Individuals and Entities Executing Lock-Up Agreements

Alain J. Castro

Boris A. Maslov

Domonic J. Carney

Michael J. Hammons

Christopher J. Brown

Jeffrey A. Horn

Bennet P. Tchaikovsky

Ian C. Copeland

Eric Helenek

Douglas A. Hamrin

SAIL Exit Partners, LLC

SCHEDULE III

Pricing Information

Firm Units offered by the Company: [●]

Option Units: [●]

Price to the public: $[●] per Unit

Price to the Underwriters: $[●] per Unit

EXHIBIT A

Form of Warrant Agreement

This Warrant Agreement (“Warrant Agreement”) is made as of        , 2015, by and between Ener-Core, Inc., a Delaware corporation, (the “Company”), and VStock Transfer, LLC (the “Warrant Agent”).

WHEREAS, the Company is engaged in a public offering (the “Public Offering”) of [___________] units (the “Units”), each composed of a share of common stock, par value $0.0001 per share (the “Common Stock”) and one warrant (the “Warrant”) entitling its holder to purchase 0.25 of a share of Common Stock, subject to adjustment as set forth herein (the “Warrant Shares”) (including the additional Units issuable to the underwriters if the underwriters’ over-allotment option is exercised);

WHEREAS, the Company has filed, with the Securities and Exchange Commission (the “SEC”), a registration statement on Form S-1 (Registration No. 333-205916), as amended (the “Registration Statement”), for the registration, under the Securities Act of 1933, as amended (the “Act”), of Units, Common Stock, the Warrants and the Warrant Shares; and

WHEREAS, the Company desires the Warrant Agent to act on behalf of the Company, and the Warrant Agent is willing to so act, in connection with the issuance, registration, transfer, exchange, redemption and exercise of the Warrants; and

WHEREAS, the Company desires to provide for the form and provisions of the Warrants, the terms upon which they shall be issued and exercised, and the respective rights, limitation of rights and immunities of the Company, the Warrant Agent and the holders of the Warrants; and

WHEREAS, all acts and things have been done and performed which are necessary to make the Warrants, when executed on behalf of the Company and countersigned by or on behalf of the Warrant Agent, as provided herein, the legally valid and binding obligations of the Company, and to authorize the execution and delivery of this Warrant Agreement.

NOW, THEREFORE, in consideration of the mutual agreements herein contained, the parties hereto agree as follows:

1. Appointment of Warrant Agent. The Company hereby appoints the Warrant Agent to act as agent for the Company for the Warrants, and the Warrant Agent hereby accepts such appointment and agrees to perform the same in accordance with the terms and conditions set forth in this Warrant Agreement.

2. Warrants.

2.1 Form of Warrant. Each Warrant shall be: (a) issued in registered form only, (b) in substantially the form of Exhibit A hereto (a “Warrant Certificate”), the provisions of which are incorporated herein, and (c) signed by, or bear the facsimile signature of, the Chairman of the Board or, the Chief Executive Officer or the President, and the Treasurer, Secretary or Assistant Secretary of the Company. In the event the person whose facsimile signature has been placed upon any Warrant shall have ceased to serve in the capacity in which such person signed the Warrant before such Warrant is issued, it may be issued with the same effect as if he or she had not ceased to be such at the date of issuance.

2.2 Effect of Countersignature. Unless and until countersigned by the Warrant Agent pursuant to this Warrant Agreement, a Warrant shall be invalid and of no effect and may not be exercised by the holder thereof.

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2.3 Registration.

2.3.1 Warrant Register. The Warrant Agent shall maintain books (the “Warrant Register“), for the registration of the original issuance and transfers of the Warrants. Upon the initial issuance of the Warrants, the Warrant Agent shall issue and register the Warrants in the names of the respective holders thereof in such denominations and otherwise in accordance with instructions delivered to the Warrant Agent by the Company. Except as provided in this Section 2.3.1, upon the initial issuance of the Warrants, to the extent the Warrants are DTC eligible as of such date, all of the Warrants shall initially be represented by one or more Warrant Certificates reflecting book-entry of ownership (each a “Book-Entry Warrant Certificate”), deposited with the Depository Trust Company (the “Depository”) and registered in the name of Cede & Co., a nominee of the Depository. Ownership of beneficial interests in the Book-Entry Warrant Certificates shall be shown on, and the transfer of such ownership shall be effected through, records maintained (i) by the Depository or its nominee for each Book-Entry Warrant Certificate; (ii) by institutions that have accounts with the Depository (such institution, with respect to a Warrant in its account, a “Participant”); or (iii) directly on the book-entry records of the Warrant Agent with respect only to owners of beneficial interests that request such direct registration.

If the Warrants are not DTC-eligible at the issuance date or the Depository subsequently ceases to make its book-entry settlement system available for the Warrants, the Company may instruct the Warrant Agent regarding making other arrangements for book-entry settlement within ten (10) business days after the Depository ceases to make its book-entry settlement available. In the event that the Company does not make alternative arrangements for book-entry settlement within ten (10) business days, or the Warrants are not eligible for, or it is no longer necessary to have the Warrants available in, book-entry form, the Warrant Agent shall provide written instructions to the Depository to deliver to the Warrant Agent for cancellation each Book-Entry Warrant Certificate, and the Company shall instruct the Warrant Agent to deliver to the Depository definitive Warrant Certificates in physical form evidencing such Warrants.

At the request of any Holder of Warrants, submitted to the Warrant Agent via the Depositary as the initial Registered Holder as to Book-Entry Warrants, the Warrant Agent shall deliver to such purchaser definitive Warrant Certificates in physical form, registered in the name of such purchaser, evidencing the Warrants purchased by such Holder.

2.3.2 Registered Holder; Beneficial Owners. Prior to due presentment for registration of transfer of any Warrant, the Company and the Warrant Agent may deem and treat the person in whose name such Warrant shall be registered upon the Warrant Register (“Registered Holder”) as the absolute owner of such Warrant and of each Warrant represented thereby (notwithstanding any notation of ownership or other writing on the Warrant Certificate made by anyone other than the Company or the Warrant Agent), for the purpose of any exercise thereof, and for all other purposes, and neither the Company nor the Warrant Agent shall be affected by any notice to the contrary. The term “beneficial owner” shall mean any person in whose name ownership of a beneficial interest in the Warrants evidenced by a Book-Entry Warrant Certificate is recorded in the records maintained by the Depository or its nominee or a Participant. Any reference herein to the term Holder or Registered Holder shall include a beneficial owner who has received definitive Warrant Certificates registered in its name.

2.4 Separate Issuance of Warrants. The Common Stock and the Warrants comprising the Units shall be issued separately and shall be transferable separately immediately upon issuance. The Common Stock and the Warrants comprising the Units will begin to trade separately on or promptly after the date that is the effective date of the Registration Statement (the “Detachment Date”). Holders of the Common Stock and Warrants may combine such securities to trade as Units pursuant to Section 5.1.

2.5 Uncertificated Warrants. Notwithstanding the foregoing and anything else herein to the contrary, the Warrants may be issued in uncertificated form.

3. Terms and Exercise of Warrants.

3.1 Warrant Price. Each Warrant shall, when countersigned by the Warrant Agent, entitle the Registered Holder thereof, subject to the provisions of such Warrant and of this Warrant Agreement, to purchase from the Company the number of shares of Common Stock stated therein, at the price of $ per whole share of Common Stock, subject to the adjustments provided in Section 4 hereof and in the last sentence of this Section 3.1. The term “Warrant Price” as used in this Warrant Agreement refers to the price per whole share at which Common Stock may be purchased at the time such Warrant is exercised. The Company, in its sole discretion, may lower the Warrant Price at any time prior to the Expiration Date (as defined below); provided, that any such reduction remains in effect for no less than ten business days and shall be identical in percentage terms among all of the then outstanding Warrants.

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3.2 Duration of Warrants. A Warrant may be exercised only during the period (“Exercise Period”) commencing on the date of closing of the Company’s initial public offering of the Warrants and terminating at 5:00 p.m., New York City time, on        , 20201 (“Expiration Date”). Each Warrant not exercised on or before the Expiration Date shall become void, and all rights thereunder and all rights in respect thereof under this Warrant Agreement shall cease at the close of business on the Expiration Date. The Company may extend the duration of the Warrants by delaying the Expiration Date; provided, however, that the Company will provide notice of not less than 20 days to Registered Holders of such extension and that such extension shall be identical in duration among all of the then outstanding Warrants.

3.3 Exercise of Warrants.

3.3.1 Payment. Subject to the provisions of the Warrant and this Warrant Agreement, a Warrant, when countersigned by the Warrant Agent, may be exercised by the Registered Holder thereof by surrendering at the office of the Warrant Agent, or at the office of its successor as Warrant Agent, at 18 Lafayette Place, Woodmere, NY 11598, (i) the Warrant Certificate evidencing the Warrants to be exercised, or, in the case of a Book-Entry Warrant Certificate, the Warrants to be exercised (the “Book-Entry Warrants”) shown on the records of the Depository to an account of the Warrant Agent at the Depository designated for such purpose in writing by the Warrant Agent to the Depository from time to time, (ii) the subscription form, as set forth in the Warrant Certificate (the “Election to Purchase”), properly completed and duly executed by the Registered Holder on the reverse of the Warrant Certificate or, in the case of a Book-Entry Warrant Certificate, properly delivered by the Participant in accordance with the Depository’s procedures, and (iii), payment in full, in lawful money of the United States, in cash, by wire of same day funds or by certified or bank cashier’s check payable to the order of the Company, the Warrant Price for such number of Warrant Shares totaling whole shares of Common Stock as to which the Warrant is exercised and any and all applicable taxes due in connection with the exercise of the Warrant, the exchange of the Warrant for the Warrant Shares, and the issuance of the Warrant Shares. In no event will interest accrue on funds deposited with the Warrant Agent in respect of an exercise or attempted exercise of Warrants.

3.3.2 Fractional Shares. Notwithstanding any provision to the contrary contained in this Warrant Agreement, the Company shall not be required to issue any fractional shares of Common Stock in connection with the exercise of Warrants for Warrant Shares, and in any case where the Registered Holder would be entitled under the terms of the Warrants to receive a fractional share of Common Stock as a Warrant Share upon the exercise of such Registered Holder’s Warrants, issue or cause to be issued only the largest whole number of aggregate Warrant Shares issuable on such exercise (and such remaining fractional shares will be disregarded); provided, that if more than one Warrant certificate is presented for exercise at the same time by the same Registered Holder, the number of Warrant Shares which shall be issuable upon the exercise thereof shall be computed on the basis of the aggregate number of Warrant Shares issuable on exercise of all such Warrants.

3.3.3 Issuance of Certificates. As soon as practicable after the exercise of any Warrant and the clearance of the funds in payment of the Warrant Price, the Warrant Agent shall advise the Company and its transfer agent regarding (i) the number of Warrant Shares issuable upon such exercise in accordance with the terms and conditions of this Warrant Agreement, (ii) the instructions of each Holder with respect to delivery of the Warrant Shares issuable upon such exercise, and the delivery of definitive Warrant Certificates, as appropriate, evidencing the balance, if any, of the Warrants remaining after such exercise, (iii) in case of a Book-Entry Warrant Certificate, the notation that shall be made to the records maintained by the Depository, its nominee for each Book-Entry Warrant Certificate, or a Participant, as appropriate, evidencing the balance, if any, of the Warrants remaining after such exercise and (iv) such other information as the Company or such transfer agent and registrar shall reasonably require. Promptly thereafter and no later than three (3) business days later, the Company shall instruct its transfer agent to issue to the Registered Holder of such Warrant a certificate or certificates representing the number of full shares of Common Stock to which he, she or it is entitled, registered in such name or names as may be directed by him, her or it, provided, in lieu of delivering physical certificates representing the Warrant Shares issuable upon exercise, and provided the Company’s transfer agent is participating in the Depository’s Fast Automated Securities Transfer program, the Company shall use its reasonable best efforts to cause its transfer agent to electronically transmit the Warrant Shares issuable upon exercise to the Registered Holder by crediting the account of the Participant of record with the Depository or through its Deposit Withdrawal Agent Commission system. If such Warrant shall not have been exercised or surrendered in full, a new countersigned Warrant Certificate for the number of shares as to which such Warrant shall not have been exercised or surrendered, or, in case of a Book-Entry Warrant Certificate, a notation shall be made to the records maintained by the Depository or nominee for each Book-Entry Warrant Certificate, as appropriate, evidencing the balance, if any, of the Warrants remaining after such exercise. Notwithstanding the foregoing, the Company shall not be obligated to deliver any securities pursuant to the exercise of a Warrant unless (a) a registration statement under the Act with respect to the Common Stock issuable upon exercise of such Warrants is effective and a current prospectus relating to the shares of Common Stock issuable upon exercise of the Warrants is available for delivery to the Registered Holder of the Warrant or (b) in the opinion of counsel to the Company, the exercise of the Warrants is exempt from the registration requirements of the Act and such securities are qualified for sale or exempt from qualification under applicable securities laws of the states or other jurisdictions in which the Registered Holder resides. Warrants may not be exercised by, or securities issued to, any Registered Holder in any state in which such exercise or issuance would be unlawful. In the event a registration statement under the Act with respect to the Common Stock underlying the Warrants is not effective or a prospectus is not available, or because such exercise would be unlawful with respect to a Registered Holder in any state, the Registered Holder shall not be entitled to exercise such Warrants and such Warrants may have no value and expire worthless. In no event will the Company be obligated to pay such Registered Holder any cash consideration upon exercise or otherwise “net cash settle” the Warrant.

1 5 years following the date of closing of the initial public offering of the Warrants

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3.3.4 Valid Issuance. The validity of any exercise of Warrants will be determined by the Company in its reasonable discretion. The Warrant Agent shall notify a holder of any purported invalidity of any exercise of Warrants. All shares of Common Stock issued upon the proper exercise or surrender of a Warrant in conformity with this Warrant Agreement shall be validly issued, fully paid and nonassessable.

3.3.5 Date of Issuance. Each person or entity in whose name any such certificate for shares of Common Stock is issued shall, for all purposes, be deemed to have become the holder of record of such shares on the date on which the Warrant was surrendered and payment of the Warrant Price was made, irrespective of the date of delivery of such certificate, except that, if the date of such surrender and payment is a date when the stock transfer books of the Company are closed, such person shall be deemed to have become the holder of such shares at the close of business on the next succeeding date on which the stock transfer books are open (the “Exercise Date”). If any of (A) the Warrant Certificate or the Book-Entry Warrants, (B) the Election to Purchase, or (C) the Warrant Price therefor, is received by the Warrant Agent after 5:00 P.M., New York time, on the specified Exercise Date, the Warrants will be deemed to be received and exercised on the Business Day next succeeding the Exercise Date, subject to clearance of the funds. If the date specified as the Exercise Date is not a Business Day, the Warrants will be deemed to be received and exercised on the next succeeding day that is a Business Day, subject to clearance of the funds. If the Warrants are received or deemed to be received after the Expiration Date, the exercise thereof will be null and void and any funds delivered to the Warrant Agent will be returned to the Registered Holder as soon as practicable.

4. Adjustments.

4.1 Stock Dividends, Split-Ups. If, after the date hereof, and subject to the provisions of Section 4.6 below, the number of outstanding shares of Common Stock is increased by a stock dividend payable in shares of Common Stock, or by a split-up of shares of Common Stock, or other similar event, then, on the effective date of such stock dividend, split-up or similar event, the number of shares of Common Stock issuable on exercise of each Warrant shall be increased in proportion to such increase in outstanding shares of Common Stock.

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4.2 Extraordinary Dividend. If the Company, at any time during the Exercise Period, shall pay a dividend or make a distribution in cash, securities or other assets to the holders of Common Stock (or other shares of the Company’s capital stock into which the Warrants are exercisable), other than (a) as described in Sections 4.1, 4.3 or 4.5, (b) regular quarterly or other periodic dividends, (c) in connection with the conversion rights of the holders of Common Stock upon consummation of a business combination, or (d) in connection with the Company’s liquidation and the distribution of its assets (any such non-excluded event being referred to herein as an “Extraordinary Dividend”), then the Warrant Price shall be decreased, effective immediately after the effective date of such Extraordinary Dividend, by the amount of cash and/or the fair market value (as determined by the Company’s Board of Directors, in good faith) of any securities or other assets paid on each share of Common Stock in respect of such Extraordinary Dividend.

4.3 Aggregation of Shares. If, after the date hereof, and subject to the provisions of Section 4.7, the number of outstanding shares of Common Stock is decreased by a consolidation, combination, reverse stock split or reclassification of shares of Common Stock or other similar event, then, on the effective date of such consolidation, combination, reverse stock split, reclassification or similar event, the number of shares of Common Stock issuable on exercise of each Warrant shall be decreased in proportion to such decrease in outstanding shares of Common Stock.

4.4 Adjustments in Exercise Price. Whenever the number of shares of Common Stock purchasable upon the exercise of the Warrants is adjusted, as provided in Sections 4.1 and 4.3 above, the Warrant Price shall be adjusted (to the nearest cent) by multiplying such Warrant Price, immediately prior to such adjustment, by a fraction, (a) the numerator of which shall be the number of shares of Common Stock purchasable upon the exercise of the Warrants immediately prior to such adjustment, and (b) the denominator of which shall be the number of shares of Common Stock so purchasable immediately thereafter.

4.5 Replacement of Securities upon Reorganization, etc. In case of any reclassification or reorganization of the outstanding shares of Common Stock (other than a change covered by Sections 4.1 or 4.3 hereof or one that solely affects the par value of such shares of Common Stock), or, in the case of any merger or consolidation of the Company with or into another corporation (other than a consolidation or merger in which the Company is the continuing corporation and that does not result in any reclassification or reorganization of the outstanding shares of Common Stock), or, in the case of any sale or conveyance to another corporation or entity of the assets or other property of the Company as an entirety or substantially as an entirety, in connection with which the Company is dissolved, the Registered Holders shall thereafter have the right to purchase and receive, upon the basis and upon the terms and conditions specified in the Warrants and in lieu of the shares of Common Stock of the Company immediately theretofore purchasable and receivable upon the exercise of the rights represented thereby, the kind and amount of shares of stock or other securities or property (including cash) receivable upon such reclassification, reorganization, merger or consolidation, or upon a dissolution following any such sale or transfer, that the Registered Holder would have received if such Registered Holder had exercised his, her or its Warrant(s) immediately prior to such event; and if any reclassification also results in a change in shares of Common Stock covered by Sections 4.1 or 4.3, then such adjustment shall be made pursuant to Sections 4.1, 4.3, 4.4 and this Section 4.5. The provisions of this Section 4.5 shall similarly apply to successive reclassifications, reorganizations, mergers or consolidations, sales or other transfers.

4.6 Notices of Changes in Warrant. Upon every adjustment of the Warrant Price or the number of shares of Common Stock issuable upon exercise of a Warrant, the Company shall give written notice thereof to the Warrant Agent, which notice shall state the Warrant Price resulting from such adjustment and the increase or decrease, if any, in the number of shares purchasable at such price upon the exercise of a Warrant, setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based. Upon the occurrence of any event specified in Sections 4.1, 4.2, 4.3 or 4.4 the Company shall give written notice to each Registered Holder, at the last address set forth for such Registered Holder in the Warrant Register, of the record date or the effective date of the event. Failure to give such notice, or any defect therein, shall not affect the legality or validity of such event.

4.7 Form of Warrant. The form of Warrant Certificate need not be changed because of any adjustment pursuant to this Section 4, and Warrants issued after such adjustment may state the same Warrant Price and the same number of shares as is stated in the Warrants initially issued pursuant to this Warrant Agreement. However, the Company may, at any time, in its sole discretion, make any change in the form of Warrant that the Company may deem appropriate and that does not affect the substance thereof, and any Warrant thereafter issued or countersigned, whether in exchange or substitution for an outstanding Warrant or otherwise, may be in the form as so changed.

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4.8 Notice of Certain Transactions. In the event that the Company shall (a) offer to holders of all its Common Stock rights to subscribe for or to purchase any securities convertible into shares of Common Stock or shares of stock of any class or any other securities, rights or options, (b) issue any rights, options or warrants entitling all the holders of Common Stock to subscribe for shares of Common Stock, or (c) make a tender offer, redemption offer or exchange offer with respect to the Common Stock, the Company shall send to the Registered Holders a notice of such action or offer. Such notice shall be mailed to the Registered Holders at their addresses as they appear in the Warrant Register, which shall specify the record date for the purposes of such dividend, distribution or rights, or the date such issuance or event is to take place and the date of participation therein by the holders of Common Stock, if any such date is to be fixed, and shall briefly indicate the effect of such action on the Common Stock and on the number and kind of any other shares of stock and on other property, if any, and the number of shares of Common Stock and other property, if any, issuable upon exercise of each Warrant and the Warrant Price after giving effect to any adjustment pursuant to this Section 4 which would be required as a result of such action. Such notice shall be given as promptly as practicable after the Company has taken any such action.

5. Transfer and Exchange of Warrants.

5.1 Transfer of Warrants. The Warrants may be transferred or exchanged separately or each Warrant may be transferred together with Common Stock in such proportions as originally offered by the Company as a Unit. Each transfer of a Unit on the register relating to such Units shall operate also to transfer the Warrants included in such Unit. Holders who intend to transfer or trade Units must contact the Warrant Agent to confirm and complete the documentation required to constitute and transfer the Units.

5.2 Registration of Transfer. The Warrant Agent shall register the transfer, from time to time, of any outstanding Warrant into the Warrant Register, upon surrender of such Warrant for transfer, properly endorsed with signatures properly guaranteed and accompanied by appropriate instructions for transfer, or properly noticed by the Depositary as contemplated by Section 5.3. Upon any such transfer, a new Warrant, including Book-Entry Warrants, as applicable, representing an equal aggregate number of Warrants shall be issued and the old Warrant shall be cancelled by the Warrant Agent. The Warrants so cancelled shall be delivered by the Warrant Agent to the Company from time to time upon the Company’s request.

5.3 Procedure for Surrender of Warrants. Warrants may be surrendered to the Warrant Agent, together with a written request for exchange or transfer, and, thereupon, the Warrant Agent shall issue in exchange therefor one or more new Warrants as requested by the Registered Holder of the Warrants so surrendered, representing an equal aggregate number of Warrants; provided, however, that, in the event a Warrant surrendered for transfer bears a restrictive legend, the Warrant Agent shall not cancel such Warrant and shall issue new Warrants in exchange therefor until the Warrant Agent has received an opinion of counsel for the Company stating that such transfer may be made and indicating whether the new Warrants must also bear a restrictive legend. Notwithstanding anything else in this Section 5.3, if a Book-Entry Warrant, the holder or Participant shall notify the Depositary in accordance with the Depository’s procedures of a requested transfer and the Depositary shall provide notice to an account of the Warrant Agent at the Depository designated for such purpose in writing by the Warrant Agent to the Depository from time to time, of a transfer to be recorded in the records maintained by the Depository, its nominee for each Book-Entry Warrant Certificate, or a Participant, as appropriate, evidencing the balance, if any, of the Warrants remaining after such transfer and the new name in which the transferred Book Entry Warrants are to be held.

5.4 Fractional Warrants. The Warrant Agent shall not be required to effect any registration of transfer or exchange which will result in the issuance of a Warrant Certificate for a fraction of a Warrant.

5.5 Service Charges. No service charge shall be made for any exchange or registration of transfer of Warrants. Any fees payable to the Warrant Agent for such transfers shall be paid by the Company to the Warrant Agent.

5.6 Warrant Execution and Countersignature. The Warrant Agent is hereby authorized to countersign and to deliver, in accordance with the terms of this Warrant Agreement, the Warrants required to be issued pursuant to the provisions of this Section 5, including applying the Company’s signature thereto..

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6. Other Provisions Relating to Rights of Registered Holders of Warrants.

6.1 No Rights as Stockholder. A Warrant does not entitle the Registered Holder thereof to any of the rights of a stockholder of the Company, including, without limitation, the right to receive dividends, or other distributions, exercise any preemptive rights to vote or to consent or to receive notice as stockholders in respect of the meetings of stockholders or the election of directors of the Company or any other matter.

6.2 Lost, Stolen Mutilated or Destroyed Warrants. If any Warrant is lost, stolen, mutilated or destroyed, the Company and the Warrant Agent may, on such terms as to indemnity or otherwise as they may in their discretion impose (which terms shall in all cases include posting of a lost security bond by or on behalf of the Registered Holder, and in the case of a mutilated Warrant, include the surrender thereof), issue a new Warrant of like denomination, tenor and date as the Warrant so lost, stolen, mutilated or destroyed. Any such new Warrant shall constitute a substitute contractual obligation of the Company, whether or not the allegedly lost, stolen, mutilated or destroyed Warrant shall be at any time enforceable by anyone.

6.3 Reservation of Common Stock. The Company shall at all times reserve and keep available a number of its authorized but unissued shares of Common Stock that will be sufficient to permit the exercise in full of all outstanding Warrants issued pursuant to this Warrant Agreement.

6.4 Registration of Common Stock. The Company agrees to use its best efforts to maintain the effectiveness of the Registration Statement until the expiration of the Warrants in accordance with the provisions of this Warrant Agreement; provided, however, that the Company shall not be obligated to deliver Common Stock and shall not have penalties for failure to deliver Common Stock if a registration statement is not effective or a current prospectus is not on file with the SEC at the time of exercise by the Registered Holder. In addition, to the extent not completed at the time of the initial issuance of the Warrants, the Company agrees to use its reasonable efforts to register such securities under the blue sky laws of the states of residence of the exercising Registered Holders to the extent an exemption under the Act is not available for the exercise of the Warrants. In no event will the Registered Holder of a Warrant be entitled to receive a net-cash settlement or shares of Common Stock or other consideration as of result of the Company’s non-compliance with this Section 6.4. The provisions of this Section 6.4 may not be modified, amended or deleted without the prior written consent of Northland Securities, Inc. or Lake Street Capital Markets, LLC, the representative of the underwriters (the “Underwriters”).

7. Concerning the Warrant Agent and Other Matters.

7.1 Payment of Taxes. The Company will, from time to time, promptly pay all taxes and charges that may be imposed upon the Company or the Warrant Agent in respect of the issuance or delivery of shares of Common Stock upon the exercise of Warrants, but the Company shall not be obligated to pay any transfer taxes in respect of the Warrants or such shares.

7.2 Resignation, Consolidation, or Merger of Warrant Agent.

7.2.1 Appointment of Successor Warrant Agent. The Warrant Agent, or any successor to it hereafter appointed, may resign its duties and be discharged from all further duties and liabilities hereunder after giving sixty (60) days’ notice in writing to the Company. If the office of the Warrant Agent becomes vacant by resignation or incapacity to act or otherwise, the Company shall appoint, in writing, a successor Warrant Agent in place of the Warrant Agent. If the Company shall fail to make such appointment within a period of 30 days after it has been notified in writing of such resignation or incapacity by the Warrant Agent or by the Registered Holder of the Warrant (who shall, with such notice, submit his, her or its Warrant for inspection by the Company), then the Registered Holder of any Warrant may apply to the Supreme Court of the State of New York for the County of New York for the appointment of a successor Warrant Agent. Any successor Warrant Agent, whether appointed by the Company or by such court, shall be a corporation organized and existing under the laws of the State of New York, in good standing and having its principal office at 18 Lafayette Place, Woodmere, NY 11598 in the State of New York, and be authorized under such laws to exercise corporate trust powers and subject to supervision or examination by federal or state authorities. After appointment, any successor Warrant Agent shall be vested with all the authority, powers, rights, immunities, duties and obligations of its predecessor Warrant Agent with like effect as if originally named as Warrant Agent hereunder, without any further act or deed; but, if for any reason it becomes necessary or appropriate, the predecessor Warrant Agent shall execute and deliver, at the expense of the Company, an instrument transferring to such successor Warrant Agent all the authority, powers, and rights of such predecessor Warrant Agent hereunder; and, upon request of any successor Warrant Agent, the Company shall make, execute, acknowledge, and deliver any and all instruments in writing for more fully and effectually vesting in and confirming to such successor Warrant Agent all such authority, powers, rights, immunities, duties and obligations.

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7.2.2 Notice of Successor Warrant Agent. In the event a successor Warrant Agent shall be appointed, the Company shall give notice thereof to the predecessor Warrant Agent and the transfer agent for the Common Stock not later than the effective date of any such appointment.

7.2.3 Merger or Consolidation of Warrant Agent. Any corporation into which the Warrant Agent may be merged or with which it may be consolidated or any corporation resulting from any merger or consolidation to which the Warrant Agent shall be a party shall be the successor Warrant Agent under this Warrant Agreement without any further act on the part of the Company or the Warrant Agent.

7.2.4 Confidentiality. The Warrant Agent and the Company agree that all books, records, information and data pertaining to the business of the other party, including inter alia, personal, non-public Holder information, which are exchanged or received pursuant to the negotiation or the carrying out of this Warrant Agreement shall remain confidential, and shall not be voluntarily disclosed to any other person, except as may be required by law, including, without limitation, pursuant to subpoenas from state or federal government authorities.

7.3 Fees and Expenses of Warrant Agent.

7.3.1 Remuneration. The Company agrees to pay the Warrant Agent reasonable remuneration for its services as Warrant Agent hereunder as set forth on Exhibit B hereto and will reimburse the Warrant Agent upon demand for all expenditures that the Warrant Agent may reasonably incur in the execution of its duties hereunder.

7.3.2 Further Assurances. The Company agrees to perform, execute, acknowledge and deliver, or cause to be performed, executed, acknowledged and delivered, all such further and other acts, instruments and assurances as may reasonably be required by the Warrant Agent for the carrying out or performing of the provisions of this Warrant Agreement.

7.4 Liability of Warrant Agent.

7.4.1 Reliance on Company Statement. Whenever, in the performance of its duties under this Warrant Agreement, the Warrant Agent shall deem it necessary or desirable that any fact or matter be proved or established by the Company prior to taking or suffering any action hereunder, such fact or matter (unless other evidence in respect thereof be herein specifically prescribed) may be deemed to be conclusively proved and established by a statement signed by the Chief Executive Officer, Chief Financial Officer or Chairman of the Board of the Company and delivered to the Warrant Agent. The Warrant Agent may rely upon such statement for any action taken or suffered in good faith by it pursuant to the provisions of this Warrant Agreement.

7.4.2 Indemnity. The Warrant Agent shall be liable hereunder only for its own gross negligence, willful misconduct or bad faith. The Company agrees to indemnify the Warrant Agent and hold it harmless against any and all liabilities, including judgments, costs and reasonable counsel fees, for anything done or omitted by the Warrant Agent in the execution of this Warrant Agreement, except as a result of the Warrant Agent’s gross negligence, willful misconduct or bad faith.

7.4.3 Exclusions. The Warrant Agent shall have no responsibility with respect to the validity of this Warrant Agreement or with respect to the validity or execution of any Warrant (except its countersignature thereof); nor shall it be responsible for any breach by the Company of any covenant or condition contained in this Warrant Agreement or in any Warrant; nor shall it be responsible to make any adjustments required under the provisions of Section 4 hereof or responsible for the manner, method or amount of any such adjustment or the ascertaining of the existence of facts that would require any such adjustment; nor shall it, by any act hereunder, be deemed to make any representation or warranty as to the authorization or reservation of any shares of Common Stock to be issued pursuant to this Warrant Agreement or any Warrant or as to whether any shares of Common Stock will when issued be valid and fully paid and nonassessable.

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7.5 Acceptance of Agency. The Warrant Agent hereby accepts the agency established by this Warrant Agreement and agrees to perform the same upon the terms and conditions herein set forth and, among other things, shall account promptly to the Company with respect to Warrants exercised and concurrently account for, and pay to the Company, all moneys received by the Warrant Agent for the purchase of shares of the Company’s Common Stock through the exercise of Warrants.

8. Miscellaneous Provisions.

8.1 Successors. All the covenants and provisions of this Warrant Agreement by or for the benefit of the Company or the Warrant Agent shall bind and inure to the benefit of their respective successors and assigns.

8.2 Notices. Any notice, statement or demand authorized by this Warrant Agreement to be given or made by the Warrant Agent or by the Registered Holder of any Warrant to or on the Company shall be delivered by hand or sent by registered or certified mail or overnight courier service, addressed (until another address is filed in writing by the Company with the Warrant Agent) as follows:

Ener-Core, Inc.

9400 Toledo Way

Irvine, California 92618

(949) 616-3300

Attention: Chief Financial Officer

Any notice, statement or demand authorized by this Warrant Agreement to be given or made by the Registered Holder of any Warrant or by the Company to or on the Warrant Agent shall be delivered by hand or sent by registered or certified mail or overnight courier service, addressed (until another address is filed in writing by the Warrant Agent with the Company), as follows:

VStock Transfer, LLC

18 Lafayette Place

Woodmere, New York 11598

Attention: Shay Galam

Any notice, sent pursuant to this Warrant Agreement shall be effective, if delivered by hand, upon receipt thereof by the party to whom it is addressed, if sent by overnight courier, on the next business day of the delivery to the courier, and if sent by registered or certified mail on the third day after registration or certification thereof

8.3 Applicable Law. The validity, interpretation, and performance of this Warrant Agreement and of the Warrants shall be governed in all respects by the laws of the State of Delaware, without giving effect to conflict of laws. The Company and the Warrant Agent hereby agree that any action, proceeding or claim against either of them arising out of or relating in any way to this Warrant Agreement shall be brought and enforced in the courts of the State of New York or the United States District Court for the Southern District of New York, and irrevocably submits to such jurisdiction, which jurisdiction shall be exclusive. The Company and the Warrant Agent hereby waive any objection to such exclusive jurisdiction and that such courts represent an inconvenient forum. Any such process or summons to be served upon the Company or the Warrant Agent may be served by transmitting a copy thereof by registered or certified mail, return receipt requested, postage prepaid, addressed to it at the address set forth in Section 8.2 hereof. Such mailing shall be deemed personal service and shall be legal and binding upon the party receiving such service in any action, proceeding or claim.

8.4 Persons Having Rights under this Warrant Agreement. Nothing in this Warrant Agreement expressed and nothing that may be implied from any of the provisions hereof is intended, or shall be construed, to confer upon, or give to, any person or corporation other than the parties hereto and the Registered Holders of the Warrants and, for the purposes of Sections 6.4, 8.2 and 8.8 hereof, the Underwriters, any right, remedy, or claim under or by reason of this Warrant Agreement or of any covenant, condition, stipulation, promise, or agreement hereof. Each Underwriter shall be deemed to be a third-party beneficiary of this Warrant Agreement with respect to Sections 6.4, 8.2 and 8.8 hereof. All covenants, conditions, stipulations, promises, and agreements contained in this Warrant Agreement shall be for the sole and exclusive benefit of the parties hereto (and the Underwriters with respect to the Sections 6.4, 8.2 and 8.8 hereof) and their successors and assigns and of the Registered Holders of the Warrants.

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8.5 Examination of the Warrant Agreement. A copy of this Warrant Agreement shall be available at all reasonable times at the office of the Warrant Agent at 18 Lafayette Place, Woodmere, NY 11598, for inspection by the Registered Holder of any Warrant. The Warrant Agent may require any such Registered Holder to submit his, her or its Warrant for inspection.

8.6 Counterparts- Facsimile Signatures. This Warrant Agreement may be executed in any number of counterparts, and each of such counterparts shall, for all purposes, be deemed to be an original, and all such counterparts shall together constitute one and the same instrument. Facsimile signatures shall constitute original signatures for all purposes of this Warrant Agreement.

8.7 Effect of Headings. The section headings herein are for convenience only and are not part of this Warrant Agreement and shall not affect the interpretation thereof

8.8 Amendments. This Warrant Agreement and any Warrant certificate may be amended by the parties hereto by executing a supplemental warrant agreement (a “Supplemental Agreement”), without the consent of any of the Warrant Holders, for the purpose of (i) curing any ambiguity, or curing, correcting or supplementing any defective provision contained herein, or making any other provisions with respect to matters or questions arising under this Warrant Agreement that is not inconsistent with the provisions of this Warrant Agreement or the Warrant certificates, (ii) evidencing the succession of another corporation to the Company and the assumption by any such successor of the covenants of the Company contained in this Warrant Agreement and the Warrants, (iii) evidencing and providing for the acceptance of appointment by a successor Warrant Agent with respect to the Warrants, (iv) adding to the covenants of the Company for the benefit of the Registered Holders or surrendering any right or power conferred upon the Company under this Warrant Agreement, or (viii) amending this Warrant Agreement and the Warrants in any manner that the Company may deem to be necessary or desirable and that will not adversely affect the interests of the Registered Holders in any material respect. All other modifications or amendments, including any amendment to increase the Warrant Price or shorten the Exercise Period, shall require the written consent of each of the Underwriter and the Registered Holders of a majority of the then outstanding Warrants. Notwithstanding the foregoing, the Company may lower the Warrant Price or extend the duration of the Exercise Period in accordance with Sections 3.1 and 3.2, respectively, without such consent.

8.9 Severability. This Warrant Agreement shall be deemed severable, and the invalidity or unenforceability of any term or provision hereof shall not affect the validity or enforceability of this Warrant Agreement or of any other term or provision hereof. Furthermore, in lieu of any such invalid or unenforceable term or provision, the parties hereto intend that there shall be added as a part of this Warrant Agreement a provision as similar in terms to such invalid or unenforceable provision as may be possible and be valid and enforceable.

8.10 Business Day. For purposes of this Warrant Agreement a business day is any day other than a Saturday, Sunday or a day that NYSE MKT is closed for trading.

[SIGNATURE PAGE FOLLOWS]

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[SIGNATURE PAGE TO THE WARRANT AGREEMENT]

IN WITNESS WHEREOF, this Warrant Agreement has been duly executed by the parties hereto as of the day and year first above written.

ENER-CORE, INC.

By:
Name:
Title:

VSTOCK TRANSFER, LLC

By:
Name:
Title:

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EXHIBIT A

Form of Warrant Certificate

SPECIMEN WARRANT CERTIFICATE

NUMBER	WARRANTS
W- ____________

(THIS WARRANT WILL BE VOID IF NOT EXERCISED PRIOR TO 5:00 P.M.,

NEW YORK CITY TIME, ON [_____], 20202)

ENER-CORE, INC.

CUSIP 29272A115

WARRANT

THIS WARRANT CERTIFICATE CERTIFIES THAT, for value received or registered agents, is the registered holder of a Warrant or Warrants expiring on a date which is five years from the date of the Company’s initial public offering of this warrant (the “Warrant”) to purchase ___ fully paid and non-assessable shares (the “Shares”) of common stock, par value $0.0001 per share (the “Common Stock”), of ENER-CORE, INC., a Delaware corporation (the “Company”), for each Warrant evidenced by this Warrant Certificate.

The Warrant entitles the holder thereof to purchase from the Company, commencing upon consummation of the Company’s initial public offering of this warrant, such number of Shares at the price of $[____]3 per whole share of Common Stock (the “Warrant Price”), upon surrender of this Warrant Certificate with duly completed subscription form (see reverse) (or, in the case of a Book-Entry Warrant Certificate, the Book-Entry Warrants to be exercised shown on the records of the Depository to an account of the Warrant Agent at the Depository designated for such purpose in writing by the Warrant Agent to the Depository from time to time),and payment of the Warrant Price at the office or agency of the Warrant Agent, VStock Transfer, LLC (such payment to be made by check made payable to the Warrant Agent), but only subject to the conditions set forth herein and in the Warrant Agreement between the Company and VStock Transfer, LLC. In no event shall the registered holder(s) of this Warrant be entitled to receive a net-cash settlement, Shares or other consideration in lieu of physical settlement in Shares of the Company. The Warrant Agreement provides that, upon the occurrence of certain events, the Warrant Price and the number of Warrant Shares purchasable hereunder, set forth on the face hereof, may be adjusted, subject to certain conditions. The term Warrant Price as used in this Warrant Certificate refers to the price per Share at which Shares may be purchased at the time the Warrant is exercised.

This Warrant will expire on the date first above written if it is not exercised prior to such date by the registered holder pursuant to the terms of the Warrant Agreement or if it is not redeemed by the Company prior to such date.

No fraction of a share of the Common Stock will be issued upon any exercise of a Warrant. If, upon exercise of a Warrant, a holder would be entitled to receive a Share or Shares representing a fractional interest in a share of Common Stock, the Company will, upon exercise, issue or cause to be issued only the largest whole number of Shares issuable on such exercise (and such fractional remainders will be disregarded).

Upon any exercise of the Warrant for less than the total number of full Shares provided for herein, there shall be issued to the registered holder(s) hereof or its assignee(s) a new Warrant Certificate covering the number of Shares for which the Warrant has not been exercised.

Warrant Certificates, when surrendered at the office or agency of the Warrant Agent by the registered holder(s) hereof in person or by attorney duly authorized in writing, may be exchanged in the manner and subject to the limitations provided in the Warrant Agreement, but without payment of any service charge, for another Warrant Certificate or Warrant Certificates of like tenor and evidencing in the aggregate a like number of Warrants.

2 Insert date five years from the date of closing of the initial public offering of this warrant.

3 The exercise price shall be 120% of the offering price of the units in the Company’s initial public offering of this warrant, per whole share of common stock.

Upon due presentment for registration of transfer of the Warrant Certificate at the office or agency of the Warrant Agent, a new Warrant Certificate or Warrant Certificates of like tenor and evidencing in the aggregate a like number of Warrants shall be issued to the transferee(s) in exchange for this Warrant Certificate, subject to the limitations provided in the Warrant Agreement, without charge except for any applicable tax or other governmental charge.

The Company and the Warrant Agent may deem and treat the registered holder(s) as the absolute owner(s) of this Warrant Certificate (notwithstanding any notation of ownership or other writing hereon made by anyone) for the purpose of any exercise hereof, of any distribution to the registered holder(s), and for all other purposes, and neither the Company nor the Warrant Agent shall be affected by any notice to the contrary.

This Warrant does not entitle the registered holder(s) to any of the rights of a stockholder of the Company.

COUNTERSIGNED:

VSTOCK TRANSFER, LLC

WARRANT AGENT

BY:

AUTHORIZED OFFICER

DATED:

(Signature)

CHIEF EXECUTIVE OFFICER

(Signature)

SECRETARY

[REVERSE OF CERTIFICATE]

SUBSCRIPTION FORM

(“Election to Purchase”)

To Be Executed by the Registered Holder(s) in Order to Exercise Warrants

The undersigned Registered Holder(s) irrevocably elect(s) to exercise                          Warrants represented by this Warrant Certificate, and to purchase the shares of Common Stock issuable upon the exercise of such Warrants, and requests that Certificates for such shares shall be issued in the name(s) of

(PLEASE TYPE OR PRINT NAME(S) AND ADDRESS)

.

(SOCIAL SECURITY OR TAX IDENTIFICATION NUMBER(S))

and be delivered to
(PLEASE PRINT OR TYPE NAME(S) AND ADDRESS)

and, if such number of Warrants shall not be all the Warrants evidenced by this Warrant Certificate, that a new Warrant Certificate for the balance of such Warrants be registered in the name of, and delivered to, the Registered Holder(s) at the address(es) stated below:

Dated:

(SIGNATURE(S))

(ADDRESS(ES))

(TAX IDENTIFICATION NUMBER(S))

ASSIGNMENT

To Be Executed by the Registered Holder in Order to Assign Warrants

For Value Received, hereby sell(s), assign(s), and transfer(s) unto

(PLEASE TYPE OR PRINT NAME(S) AND ADDRESS(ES))

(SOCIAL SECURITY OR TAX IDENTIFICATION NUMBER(S))

and be delivered to
(PLEASE PRINT OR TYPE NAME(S) AND ADDRESS(ES))

of the Warrants represented by this Warrant Certificate, and hereby irrevocably constitute and appoint __________________ Attorney to transfer this Warrant Certificate on the books of the Company, with full power of substitution in the premises.

Dated:

(SIGNATURE(S))

NOTICE: THE SIGNATURE(S) TO THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME AS WRITTEN UPON THE FACE OF THE CERTIFICATE IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATEVER.

Signature(s) Guaranteed:

By

THE SIGNATURE(S) MUST BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM, PURSUANT TO S.E.C. RULE 17Ad-15).

EXHIBIT B

Form of Lock-Up Agreement

Common Stock Lock-Up Agreement

________________, 2015

Northland Securities, Inc.

As representative of the underwriters named

in Schedule I to the Purchase Agreement

referred to below

c/o Northland Securities, Inc.

45 South Seventh Street, Suite 2000

Minneapolis, Minnesota 55402

Ladies and Gentlemen:

As an inducement to the underwriters (the “Underwriters”) to execute a purchase agreement (the “Purchase Agreement”) providing for a public offering (the “Offering”) of common stock, par value $0.0001 per share (the “Common Stock”), of Ener-Core, Inc., a Nevada corporation, and any successor (by merger, conversion or otherwise) thereto (the “Company”), the undersigned hereby agrees that without, in each case, the prior written consent of Northland Securities, Inc. (“Northland”) during the period specified in the second succeeding paragraph (the “Lock-Up Period”), the undersigned will not (1) offer, pledge, announce the intention to sell, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, make any short sale or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into, exercisable or exchangeable for or that represent the right to receive Common Stock (including without limitation, Common Stock which may be deemed to be beneficially owned by the undersigned in accordance with the rules and regulations of the Securities and Exchange Commission and securities which may be issued upon exercise of a stock option or warrant) whether now owned or hereafter acquired (the “Lock-Up Securities”); (2) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the Lock-Up Securities, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise; (3) make any demand for or exercise any right with respect to, the registration of any Common Stock or any security convertible into or exercisable or exchangeable for Common Stock; or (4) publicly disclose the intention to do any of the foregoing.

The undersigned agrees that the foregoing restrictions preclude the undersigned from engaging in any hedging or other transaction which is designed to or which reasonably could be expected to lead to or result in a sale or disposition of the Lock-Up Securities even if such Lock-Up Securities would be disposed of by someone other than the undersigned. Such prohibited hedging or other transactions would include without limitation any short sale or any purchase, sale or grant of any right (including without limitation any put or call option) with respect to any of the Lock-Up Securities or with respect to any security that includes, relates to, or derives any significant part of its value from such Lock-Up Securities.

The initial Lock-Up Period will commence on the date of this Agreement and end on the date that is 90 days from the date of the final prospectus used to sell Common Stock in the Offering pursuant to the Purchase Agreement.

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Notwithstanding the foregoing, and subject to the conditions below, the undersigned may transfer the Lock-Up Securities during the Lock-Up Period without the prior written consent of Northland: (i) as a bona fide gift or gifts; (ii) to any immediate family of the undersigned or to any trust for the direct or indirect benefit of the undersigned or the immediate family of the undersigned; (iii) if the undersigned is a corporation, partnership, limited liability company, trust or other business entity (1) transfers to another corporation, partnership, limited liability company, trust or other business entity that is a direct or indirect affiliate (as defined in Rule 405 promulgated under the Securities Act of 1933, as amended) of the undersigned or (2) distributions to limited partners, limited liability company members or stockholders of the undersigned; (iv) if the undersigned is a trust, transfers to the beneficiary of such trust; (v) pursuant to a qualified domestic order or in connection with a divorce settlement; (vi) transfers by testate succession or intestate succession; (vii) pursuant to the Purchase Agreement; (viii) to the undersigned’s affiliates (as defined in Rule 405 promulgated under the Securities Act of 1933, as amended) or to any investment fund or other entity controlled or managed by the undersigned; and (ix) pursuant to a bona fide third-party tender offer, merger, consolidation or other similar transaction made to all holders of the Company’s securities involving a “change of control” (as defined below) of the Company, provided that in the event that such tender offer, merger, consolidation or other such transaction is not completed, such securities held by the undersigned shall remain subject to the restrictions on transfer set forth in this Agreement; provided, in the case of clauses (i) through (ix), that (x) such transfer shall not involve a disposition for value, (y) the donee, trustee, distributee or transferee, as the case may be, agrees in writing with the Underwriters to be bound by the terms of this Lock-Up Agreement, and (z) no filing by any party under Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), shall be required or shall be made voluntarily in connection with such transfer. For purposes of this Agreement, “immediate family” shall mean any relationship by blood, marriage or adoption, nor more remote than first cousin. For the purposes of clause (ix), “change of control” shall mean the transfer (whether by tender offer, merger, consolidation or other similar transaction), in one transaction or a series of related transactions, to a person or group of affiliated persons (other than an Underwriter pursuant to the Offering), of the Company’s voting securities if, after such transfer, such person or group of affiliated persons would hold more than 50% of the outstanding voting securities of the Company (or the surviving entity).

In addition, the foregoing restrictions shall not apply to (i) the exercise of stock options granted pursuant to the Company’s equity incentive plans, warrants or any other securities convertible into or exchangeable or exercisable for Common Stock, in each case disclosed in the prospectus relating to the Offering, provided that (a) the shares of Common Stock received upon such exercise, exchange or conversion shall remain subject to the terms of this Agreement and (b) the undersigned is not required to, and does not voluntarily, file a report under Section 16(a) of the Exchange Act reporting a reduction in beneficial ownership of shares of Common Stock during the Lock-Up Period; (ii) the establishment of any contract, instruction or plan (a “Plan”) that satisfies all of the requirements of Rule 10b5-1(c)(1)(i)(B) under the Exchange Act; or (iii) transactions relating to shares of Common Stock or any other securities convertible into or exchangeable or exercisable for Common Stock of the Company acquired by the undersigned on the open market following completion of the Offering if and only if (a) such sales are not required to be reported in any public report or filing with the Commission during the Lock-Up Period and (b) the undersigned does not otherwise voluntarily effect any public filing or report regarding such sales during the Lock-Up Period; provided that no sales of the Lock-Up Securities shall be made pursuant to such a Plan prior to the expiration of the Lock-Up Period, and such a Plan may only be established if no public announcement of the establishment or existence thereof and no filing with the Securities and Exchange Commission or other regulatory authority in respect thereof or transactions thereunder or contemplated thereby, by the undersigned, the Company or any other person, shall be required, and no such announcement or filing is made voluntarily, by the undersigned, the Company or any other person, prior to the expiration of the Lock-Up Period (as such may have been extended pursuant to the provisions hereof). In addition, the restrictions on transfer and disposition of Lock-Up Securities during the Lock-Up Period shall not apply to (x) the sale and transfer of Common Stock to the Underwriters in the Offering pursuant to the terms of the Purchase Agreement, or (y) the repurchase of Lock-Up Securities by the Company in connection with the termination of the undersigned’s employment with the Company.

B-2

In furtherance of the foregoing, the Company and its transfer agent and registrar are hereby authorized to decline to make any transfer of shares of Common Stock if such transfer would constitute a violation or breach of this Agreement.

The undersigned hereby represents and warrants that the undersigned has full power and authority to enter into this Agreement and that upon request, the undersigned will execute and additional documents necessary to ensure the validity or enforcement of this Agreement. All authority herein conferred or agreed to be conferred and any obligations of the undersigned shall be binding upon the successors, assigns, heirs or personal representatives of the undersigned.

This Agreement shall lapse and become null and void in its entirety, and the undersigned shall be released from all obligations under this Agreement, if (i) either the Company, on the one hand, or the Underwriters, on the other hand, notify the other that it does not intend to proceed with the Offering, (ii) the registration statement filed with the Securities and Exchange Commission with respect to the contemplated Offering is withdrawn, (iii) the Purchase Agreement does not become effective, or if the Purchase Agreement (other than the provisions thereof which survive termination) shall terminate or be terminated prior to payment for and delivery of the Common Stock to be sold thereunder, or (iv) the Offering is not completed by November 30, 2015.

The undersigned understands that the Underwriters are entering into the Purchase Agreement and proceeding with the Offering in reliance upon this Agreement.

This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

B-3

Very truly yours,

Printed Name of Holder

Signature

Printed Name & Title of Person Signing
(if signing as custodian, trustee, or on behalf of an entity)

B-4